                                                                    Exhibit 10.2
                                                                    ------------



                                   AGREEMENT
                                   ---------


     This Agreement is entered into effective as of May 1, 1997 (this "Agreement"), between BERTELSMANN INTERNET SERVICES GmbH, a company organized under the laws of Germany, having its principal office at Carl-Bertelsmann Strasse 161E, Gutersloh, Germany ("BIS") and LYCOS, INC., a corporation organized under the laws of the State of Delaware, having its principal office at 500 Old Connecticut Path, Framingham, Massachusetts, U.S.A. 01701 ("Lycos").


                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, BIS and Lycos (collectively, the "Parties" and each a "Party") have agreed to jointly establish the Business (as defined in this Agreement) in accordance with the terms and conditions of this Agreement;

     WHEREAS, the Parties wish to set forth the terms and conditions of their agreement;

     NOW, THEREFORE, the Parties hereby agree as follows:


                                   ARTICLE I

                                  Definitions
                                  -----------

     The following terms shall, for the purposes of this Agreement, have the following meanings, except as otherwise expressly provided herein (terms defined in the singular or the plural include the plural or the singular, as the case may be):

     1.1 "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, controls, is under common control with, or is controlled by, that Person. For purposes of this definition, "control" (including, with its correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. For the sake of clarity, the Parties agree that Persons in which BAG possesses an interest and which offer the services of AOL in the Territory are not Affiliates of BAG or BIS (directly or indirectly) for so long as the ownership interest therein is equal to no more than fifty percent (50%).

     1.2 "Agreement" shall mean this Agreement and any Schedules, Exhibits and Certificates attached to this Agreement.

     1.3 "Aggregate Cap" shall have the meaning given to that term in Section 4.2(a).

     1.4  "AOL" shall mean America Online, Inc.

     1.5 "Appraised Value" shall have the meaning given to that term in Section 9.7.

     1.6 "BAG" shall mean Bertelsmann AG, a company organized under the laws of Germany.

     1.7 "Breakeven" shall mean positive cash flow from operating activities, less: (i) the sum of cash used in investing activities; and (ii) payments under capital lease obligations, as such items are reflected on a statement of cash flows prepared in accordance with U.S. generally accepted accounting principles (such terms having the meanings given in U.S. generally accepted accounting principles). The Joint Entities shall be deemed to have reached Breakeven on the last day of the fourth fiscal quarter if the foregoing definition is satisfied for each of four (4) full consecutive fiscal quarters for all Joint Entities on a consolidated basis even if all Joint Entities do not independently attain Breakeven (whether or not such period constitutes a calendar or fiscal year).

     1.8 "Board of Directors" shall mean the Board of Directors (or its equivalent) of each Joint Entity.

     1.9  "Business" shall have the meaning given to that term in Section 2.1.

     1.10 "Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York, New York, U.S.A. or Frankfurt-am-Main, Germany.

     1.11 "Business Plan" shall mean: (i) the business plan attached hereto as Exhibit A, covering the period commencing on the date hereof and ending on June
---------
30, 2001, for the Joint Entities to be established for the Core Countries, and
(ii) after such period and in all other cases, an annual capital, revenue and expense plan, including a profit and loss statement and a statement of cash flows for a Joint Entity, together with a quarterly cash funding plan with dates of funding, plus marketing, operational and other business strategies, reflecting the financial objectives and requirements of each Joint Entity.

     1.12 "CMU" shall mean Carnegie Mellon University.

     1.13 "Competitive Activities" shall mean an activity of BAG or its Affiliates whereby funds are provided (either as loan or as capital) to a Competitor in connection with an equity or debt investment, license agreement, joint venture or other similar business relationship entered into with such Competitor in the Territory.

                                       2
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     1.14  "Competitor" shall mean an entity which is engaged in search or directory services via the internet and which is substantially similar to [*] as such entities are constituted on the date of this Agreement. The term "Competitor" shall not include an entity which was acquired as part of a larger acquisition involving operating assets in the book, media, music, television and printing industries, if BAG declares its intention to sell such offending portion of the acquired entity within twelve (12) months after the acquisition and BAG uses commercially reasonable efforts to consummate such sale.

     1.15 "Content" shall mean either text or multimedia information which contains any combination of the following in digital form or such other forms as may become available in the future: text, graphics, video, sound, still images, or the like.

     1.16 "Core Countries" shall have the meaning given to that term in Section 3.1(a).

     1.17 "Deadlock Notice" shall mean a notice given by a Party to the other Party that the following conditions have been satisfied: [*]

     1.18  "Determination Date" shall have the meaning given to that term in
Section 4.4(a).

     1.19 "Distributable Cash" shall mean, with respect to any relevant period, "positive cash flow" (determined by deducting from cash flow from operating activities the sum of cash used in investing activities and payments under capital lease obligations, as reflected on a statement of cash flows prepared in accordance with U.S. generally accepted accounting principles) but excluding funds from capital contributions or loans and further excluding a reserve, in an amount reasonably determined by the Steering Committee in its business judgment to be necessary or appropriate for cash disbursements (other than for repayment of principal under the Loan Facility) including, but not limited to, provision for the payment of all outstanding and unpaid current obligations of the Joint Entities as of such time and a reasonable reserve for unearned advertising revenues and licensing fees.

     1.20 "Effective Date" shall have the meaning given to that term in Section 8.1.

     1.21 "Escrow Agreement" shall mean that certain Escrow Agreement which shall be executed and delivered by Lycos and BIS at the time that the License Agreement is entered into with the first Joint Entity.

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     1.22  "Failure Notice" shall mean a notice given by BIS, in its sole discretion, to terminate its funding obligations under this Agreement. Such Failure Notice may be given by BIS if the Joint Entities have not achieved
[*] (as such terms are defined below) as of the end of the twelve (12) month period ending June 30, 1999. A Failure Notice may not be given prior to June 30, 1999 or if BIS is in default of its funding obligations. For purposes of the preceding, the terms "Revenues" and "Profits" shall have the normal accounting meaning given to such terms, provided that if such amounts are different due to
                             --------
accounting standards, then the said terms shall mean the average Revenues or Profits, as the case may be, under each of the U.S. and German generally accepted accounting principles.

     1.23  "German Entity" shall have the meaning given to that term in
Section 3.2.

     1.24 "Governmental Body" shall mean any domestic or foreign national, state or municipal or other local government or multi-national body (including, but not limited to, the European Union), any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory authority thereunder.

     1.25 "Guarantee" shall mean that certain Guarantee from BAG to Lycos, dated the date hereof, annexed hereto as Exhibit B.
                                         ---------

     1.26 "Joint Entity" shall mean any entity, juridical or non-juridical, which is established in the Territory, either at the time of execution of this Agreement or thereafter, pursuant to this Agreement, and which is owned, directly or indirectly, by the Parties in accordance with this Agreement.

     1.27 "Launch" shall mean the date on which a Joint Entity has made services available to potential customers via the Internet.

     1.28  "Linear Media Product" shall have the meaning given to that term in
Section 1.41.

     1.29  "Loan Facility" shall have the meaning given to that term in
Section 4.2(c).

     1.30  "Lycos License" shall have the meaning given to that term in
Section 7.1.

     1.31 "Lycos Searchservice" shall mean the Searchservice provided by Lycos in the United States comprised of the Licensed Software and Lycos Catalog as listed on Exhibit D, as the same may evolve in the future provided, however,
          ---------                                       --------  -------
that Lycos Searchservice shall not include any (i) technology, product, service or content which is not an enhancement of or derivative to the Licensed Software or Licensed Database unless the Joint Entities have specifically agreed to License such technology, product, service or content from Lycos, or (ii) Excluded Product or Excluded Service Content (as such terms are defined in the Lycos License).

     1.32 "Object Code" shall mean: (i) machine executable programming instructions, substantially in binary form, which are intended to be directly executable by an operating system

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after suitable processing and linking, but without the intervening steps of compilation or assembly; or (ii) other executable code (e.g., programming instructions written in procedural or interpretive languages).

     1.33 "Person" shall mean an individual, sole proprietorship, corporation, partnership, limited partnership, limited liability company, joint venture, trust, unincorporated organization, mutual company, joint stock company, estate, union, employee organization, bank, trust company, land trust, business trust or other organization, or a Governmental Body, or their equivalent under the applicable legal system.

     1.34 "Prime Rate" shall mean with respect to any interest period, an interest rate per annum (rounded upward, if necessary, to the nearest whole multiple of one-sixteenth (1/16th) of one percent (1%)) of the offered rates for Deutsche Mark deposits for comparable amounts as the amount in question and for an interest period of three (3) months, as quoted on the DEMVIEW page of the Reuters Monitor System (or any successor thereto) as of approximately 11:00 a.m., Frankfurt time, on the day for which the relevant determination is made.

     1.35 "Scandinavia License Agreement" shall mean that certain license agreement between Lycos and Posten Sverige, dated April 22, 1996, relating to the countries in Scandinavia.

     1.36 "Searchservice" shall mean the provision via a managed public network of an advertiser supported search engine and navigational tools that take information input by a user and searches, filters and indexes information on the internet based on title, headings, a fixed amount of text and significant words to provide worldwide Web addresses to the user that relate to the input information.

     1.37 "Significant Change in Control" as to a Party shall mean an acquisition by a third person (other than an Affiliate of such Party), of [*] within two (2) years after the date of this Agreement.

     1.38 "Source Code" shall mean the human readable form of Object Code and related system documentation, including comments, procedural language and material useful for understanding, implementing and maintaining such instructions (for example, logic manuals, flow charts and principles of operation).

     1.39  "Steering Committee" shall have the meaning given to that term in
Section 2.4.

     1.40  "Territory" shall mean all of the countries listed on Exhibit C,
                                                                 ---------
provided that, subject to Section 2.9. [*]
--------

     1.41 "Traditional Media Service" shall mean the delivery or creation of movies, television shows, sporting events and other forms of entertainment products intended primarily to be viewed

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or experienced by consumers in uninterrupted fashion from beginning to end
("Linear Media Products") over ISDN, Cable, Satellite, fiber optics or other form of broadband media now known or hereafter developed. Traditional Media Service shall include, without limitation, delivery of Linear Media Products through television, pay television, pay per view, video on demand and near video on demand.

     1.42 "Transfer" shall mean the direct or indirect sale, transfer, pledge, assignment or other disposition of or mortgage, hypothecation, or other encumbrance or permitting or suffering of any encumbrance of all or any part of the equity interests in any Joint Entity; provided, however, that the term "Transfer" shall not include the pledge of all or any part of the equity interest in any Joint Entity held by a Party to secure indebtedness of such Party owing to a lender so long as such lender agrees and acknowledges in writing, as part of such pledge, that the interests of such lender are, and shall at all times be, subject to the terms and conditions of this Agreement, and that such pledge (and the rights of the lender) is at all times subordinate to the rights of the other Party pursuant to this Agreement. No lender may foreclose on a pledge without complying with the provisions of Section 9.4.


                                   ARTICLE II

                         Purpose and Scope of Agreement
                         ------------------------------

      2.1  Purpose.
           -------

           (a) BIS and Lycos jointly undertake, within the Territory: (i) the establishment of a Searchservice (including searching, navigating and information providing) through one or more websites regardless whether such services are delivered via cable, telephone, satellite or otherwise and regardless whether the same is received or operated in conjunction with a television on a national/country or regional level and localized versions within each country or region in the Territory (the "Business") including, without limitation, Searchservices substantially similar to the Lycos Searchservice currently operating in the United States and as it may evolve in the future (but adapted to the local markets), and (ii) the procurement of advertising for the Searchservice. [*]

           (b) In the event that the Business grows in a direction such that television becomes intertwined in one or more aspects of the Business, and BIS is restricted from approving expansion into such fields due to agreements entered into by one or more of its Affiliates (at this time or in the future), as confirmed in a certificate to such effect delivered by BIS to Lycos, then Lycos shall be permitted to engage in such fields without the participation of BIS after BIS has been given a reasonable period of time to obtain an appropriate release from its (or its Affiliates') obligations.


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            (c) Except as explicitly set forth in this Agreement or in the
License, neither BIS nor Lycos (or their respective Affiliates) shall have any obligation to the other to conduct business exclusively with the other Party, to offer business opportunities to the other party or to refrain from competition in any manner whatsoever regardless whether the Parties are jointly engaged in (or may also engage in) a particular activity at a particular time.

      2.2   No Partnership.
            --------------

      Nothing in this Agreement shall be construed as creating between the Parties a partnership, fiduciary or other similar relationship or a joint venture except as expressly provided for herein. Nothing in this Agreement shall create or imply any exclusive relationship or any obligation to inform the other Party, offer to the other Party (or any Joint Entity) or to include the other Party in any opportunity which may be available to one (1) of the Parties in the future, regardless of the relationship between such opportunity and the Business.

      2.3   Overall Conduct of Business.
            ---------------------------

            (a) The Business shall be conducted through joint participation by the Parties in a series of independent entities to be established on a country by country or territory by territory basis, as defined by the Parties, as described in this Agreement and as the Parties may determine in the future.

            (b) Each Party shall hold its interest in each Joint Entity either directly or through one or more Affiliates in accordance with Section 9.2. Each Party shall own fifty percent (50%) of the voting rights and economic interest in each Joint Entity unless the Parties mutually agree to allow another Person or Persons to participate in one or more Joint Entities.

            (c) The Parties may, in the future, establish a joint holding or management company or other structure or structures through which to hold or manage their interests in the Joint Entities, subject to satisfaction of the tax and corporate objectives of each Party. If such a holding or management company is established, the functions of the Steering Committee (as defined below) shall be transferred to the holding or management company.

            (d) No Party shall have the right to represent the other Party in negotiations with third parties. Subject to the prior explicit approval of the represented Party, no Party shall have the right to enter into an agreement with a third party for the account of the other Party or for their joint account, except as expressly provided herein. The Party entering such unauthorized agreement or causing such liability shall hold the other Party harmless for any claims raised by a third party.

      2.4   Steering Committee.
            ------------------

            (a) For so long as the Parties do not establish a joint holding or management company to manage and coordinate the Joint Entities, the activities to be undertaken by the Parties as participants in the Joint Entities and as Parties to this Agreement shall be coordinated by a steering committee (the "Steering Committee") consisting of four (4) members ("Members").

          [*]

          (3) In addition to the other responsibilities delegated to the Steering Committee by the Parties, the Steering Committee shall be responsible for strategic planning with respect to the Business and the creation and development of opportunities with respect to the Business.

          (b) Each Party may appoint, substitute or remove its Members, such appointment, substitution or removal to be effective upon notice to the other Party.

          (c) The Chairman of the Steering Committee shall be selected from the Members appointed by [*], and such Person shall hold office until his successor is appointed. The Chairman shall convene and conduct meetings of the Steering Committee held pursuant to Section 2.5.

      2.5 Meetings of the Steering Committee.
          ----------------------------------

          (a) The following provisions shall be applicable to the meetings of the Steering Committee:

          (1) The Steering Committee shall hold all meetings in English. Such meetings shall be held at least quarterly.

          (2) Any two (2) members of the Steering Committee may at any time call for a special meeting of the Steering Committee upon five (5) Business Days prior notice to the Members of the Steering Committee, specifying the date and agenda of the meeting and requesting the other Party immediately to specify the time and place of the meeting in accordance with Section 2.5(a)(3). Such notice may be waived in writing before or after such meeting or by attendance at such meeting. Either Party may propose an agenda item for discussion at such meeting by written notice to the other Party. In addition, any item which the Parties agree to discuss at a Steering Committee meeting shall be considered to be an agenda item at such meeting.

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          (3)  Regular meetings of the Steering Committee shall be alternated between: (i) the principal offices of the European CEO, and (ii) Framingham, Massachusetts, unless the Parties establish any other place for meetings by mutual agreement. Special meetings shall be held in the location and at the time specified (in accordance with this subsection) by the Party which did not call the meeting.

          (4) Members may participate in such meetings by means of a conference telephone or similar means of communication if all persons participating in the meeting are able to hear one another, and any such Member shall be deemed to be present at such meeting. Any action that may be taken at a meeting may also be taken by unanimous written consent.

          (5) At each meeting of the Steering Committee, one (1) Lycos Member and one (1) BIS Member shall constitute a quorum.

          (6) The Steering Committee shall act by the unanimous vote of: (i) the Lycos Member(s) present at any meeting, which collectively shall cast one (1) vote, and (ii) the BIS Member(s) present at any meeting, which collectively shall cast one (1) vote.

          (7) [*] [*]

          (8) The Steering Committee shall have and may exercise such powers as the Parties may delegate from time to time, and the authority of the Steering Committee may be modified or terminated at any time by agreement of the Parties.

          (9) A representative of BIS shall keep minutes of meetings held in Europe and a representative of Lycos shall keep minutes of meetings held in the United States. Minutes shall be subject to written approval by a representative of the Party who did not propose the minutes. In the event the meeting is held neither in Europe nor the United States, the Party whose turn it is to keep the minutes shall

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          keep the minutes.  All minutes shall be maintained in English and such other language as may be required by local law.

          (10) Meetings of the Steering Committee may be attended by guests invited by the Members of the Steering Committee pursuant to the unanimous approval of the Steering Committee. In the absence of agreement, in addition to their respective Members, BIS and Lycos may each invite individuals to attend Steering Committee meetings who are either employees or professional advisors to either Lycos or BIS or their respective Affiliates.

          (b) Subject to Section 5.3 through 5.6 hereof, to the extent permitted by applicable law, during the term (as defined in Section 8.1 of this Agreement), the Parties shall delegate their voting rights as shareholders or partners in each of the Joint Entities to the Steering Committee and/or appoint the Steering Committee as their proxy in respect of all matters affecting each Joint Entity, provided that if the foregoing delegation is not permitted by the
              --------
law applicable to a particular Joint Entity, the Parties shall exercise their voting or approval rights in each case in accordance with the agreement reached in the Steering Committee. If any delegation granted pursuant to this Agreement lapses due to applicable law, the Parties shall promptly renew such delegation during the term of this Agreement. To the extent permissible under local law, the Members shall have the right to be designated as board members in the Joint Entities.

      2.6 European CEO.
          ------------

          (a) As soon as possible after the execution and delivery of this Agreement, the Steering Committee shall appoint a European Chief Executive Officer (the "European CEO") who shall have the following duties and responsibilities:

          (1) to prepare reports and recommendations for presentation to the Steering Committee, including, without limitation, in respect of decisions which require the approval of the shareholders or partners of a Joint Entity;

          (2) to prepare necessary Business Plans for each of the Joint Entities for approval by the Steering Committee as well as such overall strategic, marketing, advertising and other general plans which require coordination by the Steering Committee;

          (3)  to prepare proposals for investment by the Steering Committee;

          (4)  to implement the resolutions of the Steering Committee;

          (5) to advise, supervise and coordinate the Joint Entities' business, operations and management; and

          (6) to oversee all day to day operating aspects of the Business, which shall include all actions which are not described in Sections
          5.3 and 5.4.

          (b) All managers of the Joint Entities shall report directly to the European CEO. The European CEO shall have the right to recommend to the Steering Committee the employment and termination of the employment of the managing directors, chief executive officers or chief operating officers of each of the Joint Entities (the "Managers") and the other direct reportees to the European CEO. The Steering Committee will have the authority to accept or reject such recommendations. The constituent documents of each of the Joint Entities shall make appropriate provision to allow the European CEO to exercise authority consistent with the provisions of this Section 2.6(b), provided that, if the law
                                                       --------
applicable to a particular Joint Entity does not permit the exercise of such authority, the Parties shall exercise their voting or approval rights in a manner which will achieve the result intended by the European CEO (or, if permitted by applicable law, the Parties shall direct the Board of Directors of the Joint Entity to implement the recommendation of the European CEO).

          (c)  The European CEO shall report to the Steering Committee.

      2.7 Designation of European CEO/Terms of Employment.
          -----------------------------------------------

      Notwithstanding anything to the contrary contained in this Agreement, [*] shall have the exclusive right to designate an individual (in accordance with the procedures described below) to be employed as the European CEO. [*] shall have the right to reject such nominee for good and sufficient cause.
Unless rejected by [*] consistent with the foregoing, the nominee shall be designated as the European CEO. The European CEO shall be an employee of the Joint Entity established in Germany and his or her salary and benefits shall be paid through such entity until such time as the Parties establish a joint holding or management company to manage the business and affairs of the Joint Entities. The European CEO shall enter into an agreement with the German Joint Entity, represented by the shareholders thereof, consistent with the principles of this Agreement (it being understood that a term of three (3) years subject to termination for cause (as such term is generally understood) shall be deemed to be consistent with the principles of this Agreement). Unless the Parties otherwise agree, the European CEO shall have such compensation which is not in excess of the amount set forth in the Business Plan for the Joint Entity established in Germany and such benefits as are customary (provided that such
                                                           --------
amount shall be paid by the German Joint Entity with reimbursement from the other Joint Entities as established by the Steering Committee). The Business Plan for the Joint Entity to be established in Germany shall make provision for payment of such amounts. The employment of the European CEO may be terminated:
(i) for cause in accordance with the termination provisions of his employment contract, provided that [*]; and (ii) without cause, but only with the approval
          --------


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[*]. If the European CEO's employment is terminated, then the
Chairman of the Steering Committee shall assume the duties of the European CEO, and the Parties shall take reasonable steps to designate a new European CEO in accordance with the terms of this Section 2.7 as quickly as possible.

      2.8 Designation of Senior Officer/Terms of Employment.
          -------------------------------------------------

      Notwithstanding anything to the contrary contained in this Agreement, [*] shall have the exclusive right to designate an individual (in accordance with the procedures described below) to be employed as the full time senior officer (the "Officer"), who shall be the "second in command" to the European CEO. [*] shall have the right to reject such nominee for good and sufficient cause. Unless rejected by [*] consistent with the foregoing, the nominee shall be designated as the Officer. The Officer shall be an employee of the Joint Entity established in Germany and his or her salary and benefits shall be paid through such entity until such time as the Parties establish a joint holding or management company to manage the business and affairs of the Joint Entities. The Officer shall enter into an agreement with the German Joint Entity, represented by the shareholders thereof, consistent with the principles of this Agreement (it being understood that a term of three (3) years subject to termination for cause (as such term is generally understood) shall be deemed to be consistent with the principles of this Agreement). Unless the Parties otherwise agree, the Officer shall have such compensation which is not in excess of the amount set forth in the Business Plan for the Joint Entity established in Germany and such benefits as are customary (provided that such
                                                           --------
amount shall be paid by the German Joint Entity with reimbursement from the other Joint Entities as established by the Steering Committee). The Business Plan for the Joint Entity to be established in Germany shall make provision for payment of such amounts. The employment of the Officer may be terminated: (i) for cause in accordance with the termination provisions of his employment contract, provided that the [*], and (ii) without cause, but only with the
          --------
approval of [*].

      2.9 Expansion of Territory.
          ----------------------

          [*]

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[*]


                                  ARTICLE III

                        Establishment of Joint Entities
                        -------------------------------

      3.1 Initial Launch.
          --------------

      The parties agree to use reasonable efforts to Launch the Business as follows:

          (a) The Lycos Searchservice will be launched in [*] (the "Core Countries") prior to [*] (subject to content restrictions and local law).

          (b) As soon as technically feasible following the availability of Lycos Searchservice in the Core Countries, the Parties will launch the Business in each of such countries in the "local" language.

          (c) The launch of the Business within other countries of the Territory will be determined by the Steering Committee from time to time.

          (d) Upon formation of the German Joint Entity, the existing license agreement between Telemedia and Lycos shall be assigned automatically to the German Joint Entity and the assets which Telemedia currently has on its balance sheet which are related to the current operations of Lycos Germany shall be contributed to the German Joint Entity subject to payment of all license fees, royalties and expenses by Telemedia to Lycos in accordance with the terms of the existing agreement. The existing license agreement shall be cancelled immediately upon assignment thereof to the assignee, effective on the date hereof, provided that all fees, royalties and expenses thereunder shall be paid to Lycos by Telemedia. [*]

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

[*]

      3.2 Establishment of Local Joint Entities.
          -------------------------------------

          (a) Within thirty (30) days after the date of this Agreement, the Parties will cause to be established in Germany an entity (the "German Joint Entity") under the name "Lycos Bertelsmann GmbH & Co. KG. The principal office of the German Joint Entity shall be located in Gutersloh.

          (b) Within sixty (60) days after the date of execution of this Agreement, the Parties will determine whether to establish in each Core Country, an entity under a name which is mutually acceptable to the Parties (which shall include the name "Lycos Bertelsmann") and which is consistent with the name selected by the parties in Germany.

          (c) In each other country within the Territory but outside of the Core Countries, the Parties will, unless otherwise agreed, establish an entity to engage in the Business in such country but only after the Steering Committee has approved a Business Plan with respect to the entity to be established. The Parties shall endeavor to provide Business Plans for each such country within one year from the date hereof. Each such entity shall be established under a name which is mutually acceptable to the Parties and consistent with the name used by the other Joint Entities.

          (d) Each Joint Entity which is established by the Parties shall have constituent documents (articles of association, articles of incorporation, by-laws and the like) as are consistent with local laws, as well as the rights, obligations and remedies provided in this Agreement. The Joint Entities shall be established in a manner which will allow tax losses of a Joint Entity to offset the taxable income of Lycos and BIS or their Affiliates to the extent available in a country and provide limited liability to the Parties, or as otherwise agreed by the Parties.

          (e) Each of the Joint Entities shall be established with such amount of minimum capital as is legally feasible. The Parties shall pay such capital to the Joint Entities in proportion to their respective percentage interest in such entity.

          (f) Lycos shall not be required to consent to the formation of a Joint Entity in any country if the provision of a Searchservice to such proposed Joint Entity would result in a violation of U.S. law regulating the export of technical data, provided that Lycos shall apply for an exemption or a validated
                --------
license which would permit such export upon the request of BIS.

          (g) Upon formation of each of the Joint Entities, each of the Parties shall be entitled to receive the shares (or such other evidence of ownership as is recognized with respect to the entity) representing their respective ownership interests in each of such Joint Entities.

            * Certain information on this page has been omitted and
              filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  ARTICLE IV

                               Financial Matters
                               -----------------

      4.1 Business Plan.
          -------------

          (a) Prior to the establishment of any Joint Entity (other than in the Core Countries), the Steering Committee shall approve an initial Business Plan for such entity for the first year of its operations. Subject to the approval of the Board of Directors of the Joint Entity and the Steering Committee, the Business Plan shall be revised periodically.

          (b) After the first Business Plan, each Joint Entity shall endeavor to prepare a Business Plan at least ninety (90) days prior to the commencement of each fiscal year of a Joint Entity. A Business Plan shall be adopted by a Joint Entity only upon approval thereof by the Steering Committee. In the event that the Steering Committee fails to adopt a Business Plan, then, for a period of one
(1) year, the last Business Plan as in existence with respect to such Joint Entity shall continue in effect, provided that all expenses in such Business
                                 --------
Plan shall be adjusted by a fraction, the numerator of which shall be the actual revenues of such Joint Entity for the measuring period constituting the last Business Plan year and the denominator of which shall be the projected revenues of such Joint Entity as reflected in the last Business Plan of such Joint Entities.

          (c) Each Business Plan shall include the projected cash funding requirements of the Joint Entity on a quarterly basis subject to Section 4.3.

          (d) The financial elements of each Business Plan for a Joint Entity shall be stated in DM, which amount shall be converted into local currency at the rate of exchange in effect as of the last day of the month preceding the date of formation of the particular Joint Entity.

          (e) Certain overhead expenses as determined by the Steering Committee which are incurred by or allocated to a Joint Entity pursuant to a Business Plan upon the execution and delivery of this Agreement shall be reasonably allocated to all other Joint Entities then in existence or upon formation of such Joint Entities.

      4.2 Funding Obligation.
          ------------------

          (a) This Section 4.2 establishes the funding obligations of BIS with respect to the Joint Entities until such time as [*]. Subject to the foregoing limitation, BIS shall fund the operations of the Joint Entities by way of contributing capital to in accordance with and up to the aggregate amount of the funding requirements established for Joint Entities in accordance with this Agreement and the Business Plan, provided that: (i) the proportionate equity
                                 --------
interests in the Joint Entities shall not be changed due to the funding of BIS, and (ii) the funding obligation of BIS shall not in any case exceed [*] for all Joint Entities (the "Aggregate Cap").

       * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

          (b) In the event that the funding limitation as to the Aggregate Cap with respect to the Joint Entities is not reached [*], the funding limitation in excess of the amount actually funded by BIS may be used for the establishment of the Business in other countries within the Territory in accordance with the Business Plan for such country or countries.

          (c) In the event that the specific funding limitation as to the Joint Entities (as set forth in Section 4.2(a)) is reached, BIS shall make available to the Joint Entities an additional sum of [*] as a credit facility which the Joint Entities shall be entitled to draw upon on a monthly basis based on the cash requirements of the Joint Entities as defined in the Business Plan (the funding provided under this provision is referred to as the "Loan Facility"), but only upon approval by the Steering Committee to the extent that cash requirements exceed the Business Plan. The maximum amount which BIS will be required to lend to the Joint Entities as part of such Business Plan is [*]. In the event that the funding limitation under the Loan Facility with respect to the Joint Entities is not reached, then the portion of the funding limitation in excess of the amount actually funded by BIS under this Section may be used for the establishment of the Business in other countries within the Territory in accordance with the Business Plan for such country or countries. The Loan Facility shall be provided by BIS to the Joint Entities in accordance with the terms of a Revolving Credit and Security Agreement and Note, together with related documentation, to be prepared to the satisfaction of BIS's and Lycos' counsel prior to the first drawdown of any amount under the Loan Facility. Lycos will have no repayment obligation for the above amount should the Joint Entities dissolve or terminate. [*]. Joint Entities shall have no right to borrow additional funds under the Loan Facility after the third anniversary of the date of this Agreement. Lycos may (at its sole discretion) cause the Joint Entities to prepay all or any part of the Loan Facility without penalty, up to the amount of Distributable Cash. Any subsequent funding obligation with respect to the expenditures incurred by a Joint Entity in such country or countries shall be raised from third parties or be paid in by the Parties in proportion to their respective equity interest in the Joint Entity pursuant to Section 4.4. [*]

          (d) From time to time, a Joint Entity may, with the unanimous approval and consent of the Steering Committee, request BIS to guarantee certain obligations or to give security on behalf of the Joint Entity in lieu of making a funding request. In the event that BIS is requested to give a guarantee or to give security on behalf of the Joint Entity before [*] and BIS complies with such request, the amount guaranteed or the amount of security deposit, together with all interest and other charges which at the time of determination may be outstanding with respect to such guaranteed obligation or the security given shall reduce the Aggregate Cap by the guaranteed amount until such time as BIS is released from the guarantee obligation without payment, or the amount of security is returned to BIS. Such amount as is guaranteed or the security given, shall be

            * Certain information on this page has been omitted and
              filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

redetermined from time to time, to take account of amounts payable under such guarantee or security. If BIS makes payment under such guarantee or the security is applied to the obligation of the Joint Entity by the obligee, the funding obligations of BIS (both as to the Aggregate Cap and the specific country or territory limitations, as the case may be) shall be adjusted to take account of any differences between the original amount of the guarantee which was applied to reduce the funding obligation of BIS (or in the case of security, the amount of security deposited) and the amount of such Aggregate Cap which should be outstanding based on the amount actually paid by BIS. At such time as BIS is released from the guarantee obligation without payment, or the amount of the security is returned to BIS, the amount of the guaranteed obligation (plus all interest and other charges which were outstanding on the determination date) which has been released or the amount of the security deposit returned to BIS shall be deemed to have been repaid to BIS by the Joint Entity in an amount equal to the amount of the obligation released or security returned and the unfunded portion of the Aggregate Cap (as well as the limitation imposed on each Joint Entity) shall be increased by such amount. After Breakeven, the Parties may guarantee obligations requested by a Joint Entity, or grant security if so requested, in accordance with their respective percentage interests, but only if both Parties approve such action. Upon liquidation or dissolution of a Joint Entity, any amounts guaranteed by BIS which were subtracted from the Aggregate Cap and the specific country or territory limitation shall be paid or discharged by BIS; Lycos shall have no obligation or liability with respect to such amounts and BIS shall indemnify and hold harmless Lycos for the same.

          (e) For purposes of applying the Aggregate Cap and the funding limitations with respect to a country or a combination of countries, all amounts which are actually disbursed by BIS in a currency other than Deutsche Marks (DM) shall be converted to DM at the rate of exchange applied by BIS's bank for the remittance. Such converted amounts shall be binding for all purposes of this Agreement.

          (f) The Aggregate Cap shall be increased by the book value of the existing license agreement between Lycos and Telemedia and such amount shall be contributed to the Joint Entities in cash and such amount shall, in turn, be used to repay Telemedia (upon receipt by any of the Joint Entities) for its investment in such license.

          (g) By its execution and delivery of the Lycos License and the trademark license described in this Agreement, Lycos shall be deemed to have contributed an amount equivalent to the fair market value of the Lycos License as determined by an independent third party, but not in excess of the Aggregate Cap, provided however that any discrepancy in capital accounts shall not require equivalent contributions by any Party or issuance of disproportionate interests to any Party.

      4.3 Drawdown of the Funding Obligation.
          ----------------------------------

          (a) Upon the formation of a Joint Entity, BIS shall pay to such Joint Entity an amount equal to the projected funding requirement, as set forth in
Section 4.3(b), of such Joint Entity's first thirty (30) days of operations.

          (b) At the beginning of each month of operations [*], upon the request of the European CEO in each instance, BIS shall pay with respect to the Joint Entities an amount determined by the European CEO as set forth in its then current Business Plan (which will not exceed the year to date amount) or as otherwise approved by the Steering Committee, subject to the rights under
Section 4.2(b). For the avoidance of doubt, the Parties acknowledge that by unanimous vote the Steering Committee may (but is not obligated to) approve funding in any month by BIS in an amount that exceeds the amount of funding required by the Business Plan, provided that BIS shall not be required
                               --------
to contribute (as part of a Business Plan or otherwise) any amount in excess of the Aggregate Cap. Lycos shall have no repayment obligation for the Aggregate Cap if the Joint Entities shall dissolve or terminate. The approval or rejection of a funding request by the European CEO shall be binding on the Joint Entity as to which it is applicable and such Joint Entity shall not have an independent right to make a drawdown request for the same period.

          (c) BIS shall remit the funding disbursement in immediately available funds to the account of the Joint Entity as specified by the European CEO.

          (d) Neither Lycos nor a Joint Entity shall have any right to payment or disbursement of any amount described in Section 4.3(b) which has not been paid or is required to be paid at the time the Parties complete the closing of the procedures set forth in Section 9.3(c) or at the time this Agreement is terminated (i): in accordance with Section 9.3, or (ii) on or after June 30, 2002, in accordance with any of its terms.

      4.4 Funding After Breakeven is Reached.
          ----------------------------------

          (a) The following provisions shall be applicable with respect to a Joint Entity as of the date that Breakeven is reached (the "Determination Date" for such Joint Entity):

          (1) [*]

          (2) [*]

          (b) After the Determination Date, a Joint Entity shall pay dividends or make distributions to its equity participants in accordance with the provisions of Section 4.7. Notwithstanding the foregoing in the event that one or more Joint Entities have sufficient Cash Flow and one or more Joint Entities are in need of funding, the Parties shall establish the most tax efficient

             * Certain information on this page has been omitted and
               filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

method of using such Cash Flow to fund Joint Entities which are in need of funding before requiring either Party to make any loans to any other Joint Entities provided that this provision shall not apply after Divorce Notice, Failure Notice or Cancellation Notice is given.

      4.5 Default in Satisfying Funding Obligation.
          ----------------------------------------

          (a) In the event that a Party defaults (a "Defaulting Party") for a period of more than fifteen (15) days after notice from a relevant Joint Entity or the other Party (the "Non-Defaulting Party") in satisfying a funding obligation imposed on the Defaulting Party under the terms of this Agreement (regardless of when and how such a default or failure occurs) the Non-Defaulting Party shall be entitled, in connection with such funding obligation, to take all necessary and available remedies to enforce the obligation of the Defaulting Party for and on behalf of itself or the Joint Entity involved. Such failure to fund shall constitute a material breach of this Agreement.

          (b) The Non-Defaulting Party may, but shall not be required to, satisfy the funding obligation of the Defaulting Party, in which case neither Party's percentage ownership interest in the Joint Entity shall change and the Defaulting Party shall be obligated to reimburse the Non-Defaulting Party for all amounts so funded together with interest thereon (at the rate provided for herein) to the date of repayment.

          (c) During the fifteen (15) day period described in Section 4.5(a) and such longer period until the Defaulting Party cures said default or the Non-Defaulting Party effectuates the remedies described in Section 4.5(a), as applicable, the funding which is not made shall bear interest at five percent (5%) over the Prime Rate and such interest shall be paid by the Defaulting Party to the Joint Entity or the Non-Defaulting Party upon demand. In the event that such interest rate is in excess of the legally permissible rate of interest in the country in which the capital contribution was intended to be effectuated, the rate of interest applicable under this Section 4.5(c) shall be the highest rate allowed by applicable law.

          (d) A Defaulting Party shall remain fully liable to the relevant Joint Entity, in proportion to its interest in such Joint Entity, for further funding obligations to be made by the Parties following such failure to fund pursuant to this Agreement.

          (e) This Section 4.5 provides a specific remedy only with respect to funding obligations imposed pursuant to the terms and conditions of this Agreement. A Party shall not be under any obligation to vote in favor of modifying a Business Plan once it has been adopted by the Steering Committee, it being agreed that such decision is within the sole discretion of each Party.

          (f) In lieu of any of the foregoing remedies, provided that Lycos has
                                                        --------
given at least thirty (30) days' advance notice to BIS, Lycos may, upon second notice, cancel the Lycos License whereupon the Lycos License shall terminate (the "Cancellation Notice"), provided that no such Cancellation Notice may be
                             --------
given by Lycos if BIS has given the Failure Notice.  In the event that

Lycos shall deliver to BIS the Cancellation Notice, Lycos shall have the option to acquire all of BIS's interest in the Joint Entities in the manner provided in
Section 9.5 hereof.

      4.6 Financial Policies, Accounting, Fiscal Year.
          -------------------------------------------

          (a) The Steering Committee shall establish the financial and accounting policies applicable to each Joint Entity prior to the formation of such entity and specify the same in the constituent documents thereof. In so far as is feasible, the Steering Committee shall endeavor to apply the same financial and accounting policies to all Joint Entities on a consistent basis. All financial statements prepared with respect to the Joint Entities shall be prepared in the local currency and in accordance with the generally accepted accounting principles in existence in the country of the Joint Entity and consistently applied, provided that the Joint Entity shall provide such
                      --------
financial information to the Parties together with such other information as a Party reasonably requests; all such information shall be provided in a format reasonably requested by the Parties such that each Party may, at the expense of the Joint Entity, also prepare financial statements for the Joint Entities in accordance with generally accepted accounting principles in existence in Germany and the U.S. Such information and financial statements shall be provided in a time frame allowing the requesting Party to fulfill all of its financial reporting obligations.

          (b) The Steering Committee shall select an independent internationally recognized accounting firm to provide accounting and auditing services for the Joint Entities and each Joint Entity shall be subject to an annual audit.

          (c) All Joint Entities shall adopt June 30 as the end of their fiscal year.

          (d) All Joint Entities shall furnish, on a regular basis and as may be reasonably requested by a Party, such accounting and other information which a Party reasonably requires to fulfill its reporting and financial planning objectives and the annual audit report shall be furnished by each Joint Entity to the Parties within forty-five (45) days after the end of its fiscal year and an unaudited statement within thirty (30) days after the end of each fiscal quarter.

      4.7 Dividend Policy.
          ---------------

      A Joint Entity shall distribute dividends or make other distributions subject to unanimous approval of the Steering Committee.

      4.8 Spending.
          --------

      Funds available to a Joint Entity shall only be spent by a Joint Entity in accordance with the Business Plan, as the same may be modified from time to time upon the unanimous approval of both the Board of Directors and the Steering Committee.

     4.9  Failure Notice.
          --------------

     Upon giving Failure Notice, BIS shall have no further obligation to contribute or lend funds or give any guarantees to the Joint Entities.


                                   ARTICLE V

                        Management of the Joint Entities
                        --------------------------------

      5.1 Equal Management Rights.
          -----------------------

      Subject to any alternative arrangements the Parties jointly establish with third party participants in a Joint Entity, and except as specifically set forth in this Agreement, each of Lycos and BIS shall exercise their respective voting and other rights in a manner such that each of them shall have equal rights in the direction of the business and affairs of each Joint Entity.

      5.2 Board of Directors.
          ------------------

      Except as specifically set forth in this Agreement, and subject to any alternative arrangements the Parties jointly establish with third party participants in a Joint Entity, the Parties shall be equally represented on the Board of Directors of each Joint Entity. The Steering Committee shall establish, in respect of each Joint Entity, the principles applicable with respect to the Board of Directors of such Joint Entity, including, but not limited to, rules as to the convocation of meetings, quorum and voting requirements to the extent not determined in the Articles of Association (or other constituent documents) of such Joint Entity.

      5.3 Matters Requiring Joint Action.
          ------------------------------

      Except as provided in Section 5.5, and subject to applicable law and to any alternative arrangements the Parties jointly may establish with third party participants in a Joint Entity, Lycos and BIS shall ensure that decisions in respect of the following matters require the consent of each of Lycos and BIS, or, if such a requirement is not possible, that the Parties adopt a joint position in respect of any such decision:

          (a) approval of any strategic plan, including the content strategy of any Joint Entity;

          (b) removal of the statutory auditor of any Joint Entity;

          (c) the adoption, amendment or repeal of any provisions of the charter documents of any Joint Entity;

          (d) the issuance, redemption, repurchase or retirement of any securities of any Joint Entity (including any option, warrant or other right to purchase an interest in any Joint Entity, or any securities convertible or exchangeable into the same);

          (e) the sale, transfer or disposal of assets of any Joint Entity in excess of One Hundred Thousand Dollars ($100,000) per fiscal year;

          (f) any merger or consolidation of any Joint Entity with or into another entity;

          (g) the organization of, or the acquisition or disposition of, any interest in another entity by any Joint Entity other than for purposes of cash management on a short term basis with a recognized money market institution;

          (h) the borrowing of funds in excess of Two Hundred Thousand Dollars ($200,000) per fiscal year by any Joint Entity, except for borrowings made in accordance with Section 4.2(c);

          (i) the sale, sublicense, encumbrance or other transfer of any intellectual property rights in a manner inconsistent with this Agreement;

          (j) the filing of a petition for liquidation, dissolution or seeking protection from creditors of any Joint Entity;

          (k) approval of the annual operating and Business Plan of any Joint Entity;

          (l) any decision involving declaration of dividends;

          (m) any decision involving the approval of a material agreement between one of BIS, Lycos or their respective Affiliates and a Joint Entity including but not limited to any guarantee given by BIS or its Affiliates on behalf of a Joint Entity;

          (n) any action outside the scope of the Business;

          (o) subject to Section 4.2(c), any early repayment of indebtedness by any Joint Entity;

          (p) any Joint Entity's knowingly entering into any material transaction [*];

          (q) any action relating to, transfer of, change in or modification to the Lycos brand or the Technology set forth on Exhibit D;
                                               ---------

           * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

          (r) adoption of the initial marketing strategy and approval of any substantial change in the marketing strategy of any Joint Entity including the pricing of products and decisions regarding traffic distribution and licensing;

          (s) knowingly entering into a transaction or arrangement between any Joint Entity and a Competitor;

          provided that, to the extent that any action requiring the approval of
          --------
the Board of Directors is specifically set forth on a line item basis in any Business Plan of such Joint Entity, such action shall be deemed to have been approved except as to subparagraphs (p) and (s) above. Any of the amounts stated above in this Section 5.3 shall be converted to local currency and shall be rounded to the nearest Deutsche Mark equivalent of 1,000 in the local currency at the time the Joint Entity is established.

      5.4 Special Management Provisions.
          -----------------------------

     Notwithstanding Sections 5.3 and 5.5, the following actions shall at all times be taken by the Party indicated below without the approval, consent or authorization by the other Party (including in such Party's capacity as a partner or shareholder in a Joint Entity) or its designees on the Board of Directors or the Steering Committee:

          (a) All action with respect to the execution, delivery, or termination in accordance with the terms of any agreement between Lycos (or any of its Affiliates) and a Joint Entity shall be taken solely pursuant to the direction of BIS and Lycos shall cause its directors to take such action as is directed by BIS.

          (b) All action with respect to the execution, delivery, or termination in accordance with the terms of any agreement between BIS (or any of its Affiliates) and a Joint Entity shall be taken solely pursuant to the direction of Lycos and BIS shall cause its directors to take such action as is directed by Lycos.

          (c) The appointment and dismissal of the European CEO shall be governed by the provisions of Section 2.7.

          (d) The appointment and dismissal of the Officer shall be governed by the provisions of Section 2.8.

          (e) All action with respect to matters relating to the enforcement or waiver of any rights granted a Joint Entity under an agreement with BIS (or any of its Affiliates) shall be taken solely pursuant to the direction of Lycos and BIS shall cause its directors to take such action as is directed by Lycos.

          (f) All action with respect to matters relating to the enforcement or waiver of any rights granted a Joint Entity under an agreement with Lycos (or any of its Affiliates) shall be taken solely pursuant to the direction of BIS and Lycos shall cause its directors to take such action as is directed by BIS.

      5.5 Failure to Vote for Budgeted Capital Increases; Default in Making of
          --------------------------------------------------------------------
          Capital Contributions; Governance of Steering Committee and Joint
          -----------------------------------------------------------------
          Entities in Special Cases.
          -------------------------

          (a) In the event that a Party, having approved a budget for a Joint Entity, or any variance of such a budget, subsequently fails to approve any capital increase necessary to fund such budget or, having voted for a capital increase, subsequently defaults for a period of more than fifteen (15) days (after notice from the other Party) in satisfying a capital contribution to be made by such Party in connection with such capital increase or fails to lend funds as agreed by such Party for a period of more than fifteen (15) days after notice from the other Party (regardless of when and how such a default occurs) (any such Party, a "Defaulting Party"):

              (i)       [*]


              (ii)      [*]


              (iii) the Non-Defaulting Party shall be released from any
                    obligation of exclusivity, non-competition or offer to the Defaulting Party which is otherwise applicable to such Non-Defaulting Party (but for this sentence) with respect to the project for which the relevant capital increase was intended or, if no such project is identifiable or if such project cannot as a practical matter be distinguished from the other activities of the Joint Entity, all of the activities of the Joint Entity to which the capital contribution was to be made; and

                   *Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

              (iv) in the event of default as to a loan, the Non-Defaulting Party shall have the option of receiving interest at the Prime Rate plus five percent (5%) (or the highest legal rate if such specified rate is in excess of the legal rate) or converting such loan to a capital contribution and applying the remedies set forth above.

          (b) During the fifteen (15) day period described in Section 5.5(a) and such longer period until the Defaulting Party cures said default or the Non-Defaulting Party effectuates the dilution described in Section 5.5(a), the capital contribution which is not made shall bear interest at five percent (5%) over the Prime Rate and such interest shall be taken into account in calculating the capital contribution not made and the dilution to be effected or, at the option of the Non-Defaulting Party, such interest shall be paid by the Defaulting Party to the Non-Defaulting Party upon demand. In the event that such interest rate is in excess of the legally permissible rate of interest in the country in which the capital contribution was intended to be effectuated, the rate of interest applicable under this Section 5.5 shall be the highest rate allowed by law.

          (c) Notwithstanding any failure to vote for a budgeted capital increase, any default on a budgeted capital contribution, or the application of the remedies provided for in Sections 5.5(a) or 5.5(b), any Party which is diluted pursuant to Section 5.5(a) shall remain fully liable to the relevant Joint Entity, in proportion to its adjusted interest in such Joint Entity, for further capital contributions to be made by the Parties following such dilution, provided that such capital contribution was either approved by the Defaulting
--------
Party or the capital contribution was approved as part of a budget approved by the Defaulting Party.

          (d) This Section 5.5 provides a specific remedy only with respect to capital increases approved by a Party or capital increases which are approved as part of a budget specifically approved by the Parties. The remedies provided under this Section 5.5 shall not apply with respect to any Business as to which the Parties have established other remedies. A Party shall not be under any obligation to increase the capital of any Joint Entity, to lend funds to any Joint Entity or to vote in favor of a budget other than as specifically set forth in this Agreement, it being agreed that such decisions are within the sole discretion of a Party.

          (e) The constituent documents of each of the Joint Entities shall have such terms as are consistent with the provisions of Section 5.5.

      5.6 Accounting.
          ----------

     The fiscal years of the Joint Entities shall commence on July 1 and end on June 30 of each year, with the exception of the first fiscal year of each Joint Entity only, which shall commence on the date of its formation and end on June 30 of the year in which it is formed. [*]

            * Certain information on this page has been omitted and
              filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Upon the request of Lycos, the Joint Entities shall provide (at the cost of the Joint Entities), financial reports which shall be restated as if the fiscal year of the Joint Entities ended as of July 31 of each year in accordance with US generally accepted accounting principles.

      5.7 Constituent Documents of Joint Entities.
          ---------------------------------------

     The articles of association, articles of incorporation, by-laws, or constituent documents of each Joint Entity shall reflect the provisions set forth in this Article V with such changes as shall be jointly agreed by the Parties with any third party participants in such Joint Entity and such changes as may be necessary to conform with applicable law.


                                   ARTICLE VI

                      Joint Participation in Opportunities
                      ------------------------------------

      6.1 Exclusivity.
          -----------

          (a) Commencing on the date of this Agreement and continuing for so long as each of BIS and Lycos shall have an equity interest in any Joint Entity, [*].
          (b) Except as set forth in Section 6.4, and subject to compliance with such provision, commencing on the date hereof, [*]

            * Certain information on this page has been omitted and
              filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[*].

          (g) The costs and expenses of the Independent Appraiser shall be paid one-half (1/2) by Lycos and one-half (1/2) by BIS.

          (h) Upon change in the percentage ownership of one of the Parties under this Section 6.1, the number of members of the Steering Committee or directors which may be elected by a Party shall not be adjusted, and such change shall not result in any modification to the extent that unanimity is required with respect to a Major Action [*]

            * Certain information on this page has been omitted and
              filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[*].

      6.2 Other Activities of the Parties.
          -------------------------------

     During the term of this Agreement, Lycos agrees that, with respect to conduct of the Business outside of the Territory in any country other than the United States, Canada or Mexico, Lycos shall endeavor to notify BIS regarding the joint participation of the Parties in the conduct of such Business, provided
                                                                        --------
that Lycos shall not have any binding obligation to BIS with respect to the conduct of the Business outside the Territory.

      6.3 Application of Provisions to Affiliates.
          ---------------------------------------

     The following provisions shall apply for a period of three (3) years commencing on the date of this Agreement:

          [*]

            * Certain information on this page has been omitted and
              filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[*].

          (c) In the event that the restrictions and obligations set forth in
Section 6.3 are invalid for any reason under applicable law, neither BAG nor any of its Affiliates shall be required to make an offer to Lycos or to any of the Joint Entities. The invalidity of this Section 6.3 shall not affect the remainder of this Agreement.

          (d) Nothing in this Section 6.3 shall limit the obligations of BIS or any Person in which BIS owns fifty percent (50%) or more of the voting rights with respect to the application of Section 6.1(a).

      6.4 Investment Opportunity.
          ----------------------

          (a) To the extent that Lycos desires to enter into a license or sublicense with respect to rights which are similar to the Licensed Property (as defined in the Lycos License) with a third party that either has its principal offices in the Territory or which is intended to procure sales primarily within the Territory, with respect to any Searchservice and directory services via a managed network, Lycos shall request BIS to agree to cause a Joint Entity to be formed in such country or select an existing Joint Entity who shall act as the sublicensor with respect to the rights intended to be conveyed to the third party.

          (b) All revenues which accrue after May 1, 1997, and which either Telemedia or Lycos derive from sale of advertisements in the Territory in connection with the localized Lycos catalog pertaining to such country, shall be assigned to the relevant Joint Entity by each of BIS and Lycos and the Joint Entity which receives such revenue shall pay the fully burdened costs of the assignor which accrue after May 1, 1997.


                                  ARTICLE VII

           Technology/Software/Know-How/Patents/Copyrights/Trademarks
           ----------------------------------------------------------

      7.1 Lycos License.
          -------------

          (a) Annexed hereto as Exhibit E is a license agreement (the "Lycos
                                ---------
License") by which Lycos, in consideration of the performance by BIS of the obligations and agreements of BIS under this Agreement, shall, or shall cause a direct or indirect subsidiary of Lycos to, extend to each of the Joint Entities the rights, benefits, privileges and obligations set forth therein. The Lycos License shall be modified to the extent necessary to protect the rights of Lycos in its property under local laws in the country or countries in which a particular Joint Entity provides Searchservices, as determined by Lycos in its reasonable discretion.

            * Certain information on this page has been omitted and
              filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

          (b) All software included within the Technology licensed under the Lycos License (as defined therein) shall include the Source Code therefore (except for software not owned by Lycos and for which Lycos does not have source code distribution rights), which Source Code shall not be licensed or delivered to the Joint Entities, but shall be held in escrow as provided below. The Source Code will be updated by Lycos not less frequently than semi-annually, including all changes to the software since the previous update. The Source Code shall be held in escrow in the United States by an independent third party for the benefit of the Joint Entities in accordance with the provisions of the Escrow Agreement. The annual cost of the escrow agent to retain the Source Code in escrow shall be paid by the German Joint Entity (or if there are none, then by the next largest Joint Entity).

          (c) Promptly upon formation and organization of a Joint Entity, Lycos shall or shall cause a direct or indirect subsidiary of Lycos to execute and deliver to each Joint Entity, and BIS and Lycos shall cause each Joint Entity to execute and deliver to Lycos or such direct or indirect subsidiary of Lycos, the Lycos License in accordance with this Agreement.

          (d) In the event that Lycos causes a direct or indirect subsidiary to enter into the Lycos License, Lycos shall execute and deliver its guarantee to such Joint Entity with respect to the Lycos License.

      7.2 Lycos Initial Technology Development.
          ------------------------------------

          (a) Lycos shall use its best efforts to provide the same software functionality under the Lycos License or its system in the U.S., subject to localization.

          (b) All localization costs shall be borne by the Joint Entities. Lycos may charge the costs which it incurs in connection with localization at the fully burdened cost of Lycos. Such expenses shall be promptly paid by the Joint Entities. Lycos shall use its best efforts to complete all localization requirements in a diligent manner.

          (c) Lycos represents and warrants during the term of this Agreement that the licensed products (as defined in the Lycos License) delivered pursuant to the Lycos License, together with the products which are developed as part of the localization and commercially available developer tools, are sufficient to implement, operate and maintain a Searchservice equivalent to the existing Lycos Searchservice.

      7.3 Lycos Ongoing Development.
          -------------------------

          (a) Lycos acknowledges the importance to the Business of access by the Joint Entities to ongoing development activities. Accordingly, Lycos agrees, at BIS's oral or written request, to provide the European CEO regular access to the following:

              (i) plans for all current and future products used in the Lycos Searchservices provided by Lycos or any Person in which

                        Lycos owns more than fifty percent (50%) of the voting securities, on a quarterly basis.

              (ii) functional descriptions, architecture descriptions, specifications, development plans, schedules and periodic status for products and enhancements thereto under development, as soon as such materials exist.

              (iii) data for products regarding design changes, problem
                    tracking, correction of errors or bugs and proposals for new products.

          (b) Lycos and BIS agree to make all reasonable efforts to assure the technical continuity and compatibility of the Lycos Searchservice(s) and the Business in the Territory whenever reasonably feasible. Accordingly, they agree that technical changes in the Business of any Joint Entity which affect the operation, functionality, performance, integrity, reliability, security, availability or serviceability of any Lycos Searchservice must be agreed on by the Steering Committee (with the participation and vote of the Lycos members), and any technical changes in any Lycos Searchservice which adversely affect the operation, functionality, performance, integrity, reliability, security, availability or severability of the Business in the Territory shall be timely discussed with the Steering Committee and that the implementation of any such changes shall permit a reasonable transition period during which both sides shall offer reasonable support. The European CEO shall provide to Lycos and BIS information covering new developments available to the Joint Entities on a regular basis.

          (c) If the Steering Committee, with the participation and voting of the Lycos members (who shall vote in the same manner as the BIS members), requests in writing on behalf of one or more Joint Entities (the "Requesting Entities") that Lycos perform a development project requiring access to the Lycos Source Code (as defined in the Lycos License) to accommodate significant technical, competitive or legal requirements specific to the Territory of such Requesting Entities, including, without limitation, the development of client products for operating systems accounting for five percent (5%) or more of the operating systems (as determined on the basis of studies of any independent marketing organization with expertise in the computer industry) in the Territory of the Requesting Entities or the modification of client licensed products to adapt to new releases of client operating systems or the modification of any Licensed Properties to adapt to communications infrastructure developments in the Territory of the Requesting Entities, then Lycos shall at its option:

              (i) make the changes within a reasonable period subject to the payment to Lycos of its fully burdened costs; or

              (ii) decline to undertake the project but, as soon as feasible, provide an Applications Programming Interface, as defined in the Lycos License ("API"), so that the Requesting Entity is able itself to perform the project or have the project performed by a third party; or

              (iii) make available, to such entity as the Steering Committee
                    (with the participation and vote of the Lycos members) may select, those parts of the Source Code needed to make the change.

     Changes made pursuant to this Section 7.3 shall be based on specifications reasonably approved by Lycos and shall be subject to quality assurance testing by Lycos to its reasonable satisfaction prior to installation in order to determine conformity to specifications. Any entity selected by the Steering Committee to make such changes shall enter into a reasonable confidentiality agreement with Lycos prior to delivery of any Source Code. To the full extent permitted by law, Lycos shall retain full ownership of all changes in the Lycos Source Code (but, to the extent that it does not contain Source Code, not the product, if any, developed by or on behalf of a Requesting Entity using the Source Code) and Lycos in any event shall have the full and exclusive exploitation rights to such changed Source Code, subject to the terms of the Lycos License to the Joint Entities. The Requesting Entity shall execute such documents of assignment as may be required to give effect to this section.

          (d) All proposed changes and improvements by Lycos shall constitute confidential information of Lycos. BIS acknowledges that Lycos shall have the right to make public announcements relating to current and future products and all development plans.

          (e) If the documentation (as defined in the Lycos License) required to implement, operate, and maintain the Searchservice is insufficient for such purposes (other than localization and customization), Lycos shall either supplement the Documentation or provide sufficient training or consultation in accordance with Exhibit E of the Lycos License without charge.

          (f) For purposes of technology development and assistance, Lycos shall dedicate such time and priority to the requests of the Joint Entities as is proportional to the business traffic generated by the Joint Entities in relation to the overall business of Lycos.

          (g) The Joint Entities will be entitled to have a designee attend all product development meetings held by Lycos and participate therein.

          (h) BIS shall advise Lycos of all plans for all current and future products and services to be provided by BIS as part of its business, which information shall be provided on a quarterly basis.

      7.4 Continuation of Licenses Upon Certain Events.
          --------------------------------------------

      In the event that Lycos and BIS no longer each own equity interests in a Joint Entity (the "Cessation Date"), commencing upon such date and continuing for a period [*]

            * Certain information on this page has been omitted and
              filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[*] Lycos and BIS agree to the following terms, with respect to each such Joint Entity:

          (a) To the extent that any Joint Entity operates a host computer system providing searchservices in the Territory pursuant to the Lycos License, BIS and Lycos shall cause such Joint Entity to provide the searchservices to the other Joint Entities during the Time Frame at fair market value or such other rate as mutually agreed.

          (b) Nothing in the foregoing provisions shall limit the right of Lycos or BIS to terminate a license granted to a Joint Entity in accordance with the terms of its license agreement with such Joint Entity.

      7.5 Technology Development by Joint Entities.
          ----------------------------------------

          (a) Whether or not the Joint Entities reach agreement with either Lycos or BIS regarding ongoing developments, the Joint Entities shall remain free to design, develop, modify and distribute, without restriction, any products and programs (not containing code proprietary to Lycos or BIS or information contained in databases licensed under the Lycos License) within the scope of their respective licenses and Business Plans.

          (b) Except as provided in Sections 7.2 or 7.3, or the Lycos License, each Joint Entity shall have sole ownership of any other technology developed by or on behalf of such Joint Entity subject to the grant to both Lycos and BIS of an irrevocable non-exclusive, royalty-free, worldwide right, with the right of sublicense, to use, modify, and fully exploit any technology, including any source code not containing code proprietary to Lycos or BIS, developed by such Joint Entity in connection with the Lycos Service or any Searchservice.

          (c) Technology licensed to Lycos and BIS pursuant to this subsection
7.5 shall be included in the technology licensed to all other Joint Entities by Lycos and BIS.

      7.6 Access to Agreements and Redirection of Traffic.
          -----------------------------------------------

          (a) To the extent that Lycos or any of the Joint Entities has the right to extend to the other access rights under agreements which one of them has entered into with third parties, the Party which has such rights will enter into "extension agreements" with respect to all such agreements which it has whereby the other Party will be granted access and retrieval rights in all content services which are available to such Party. The cost for such access and retrieval rights granted to the other Party will be the same out-of pocket cost as is borne by the granting Party at the most favorable discount rate realized by the granting Party during each use measurement period and without any allocation thereto of overhead or other expenses. The foregoing shall not apply to the costs and expenses associated with the localization and customization requested by a Joint Entity.

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              filed separately with the Commission. Confidential
              treatment has been requested with respect to the omitted portions.

          (b) In the event that any agreements to which a Party is a party cannot be extended to the other Party due to territorial or other restrictions, the granting Party will use its reasonable efforts to renegotiate such agreements and obtain such clearances and consents as may be necessary to allow the extension of such agreements to the other Party.

          (c) Commencing on the date of this Agreement:

              (i) Lycos will use its reasonable efforts in connection with agreements entered into with third parties to obtain any rights to access or retrieve data bases to cause the licensing party to enter into an independent license agreement with the Joint Entities on the same terms and conditions as are made available to Lycos;

              (ii) BIS will use its reasonable efforts in connection with agreements entered into by BAG and its Affiliates with third parties to obtain any rights to access or retrieve data bases to cause the licensing party to enter into an independent license agreement with the Joint Entities on the same terms and conditions as are made available to BAG or such Affiliate; and

              (iii)     [*]


          (d) Lycos shall: [*]. The Joint Entities shall promptly pay to Lycos for all development costs and ongoing maintenance and enhancements which the Joint Entities may from time to time request from Lycos with respect to localizing the catalogs, localizing the databases and localizing the spiders at the fully burdened cost of Lycos.

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              filed separately with the Commission. Confidential
              treatment has been requested with respect to the omitted portions.

          (e) In consideration of [*]. Such amounts shall be subject to verification by the Joint Entities. Lycos understands that no amount of payment is guaranteed hereunder. The provisions of this paragraph shall be renegotiated on the first anniversary of this Agreement in good faith.

          (f) At the option of the Joint Entities (which shall be exercised by BIS only), Lycos shall assign to the Joint Entities the license agreement for [*] provided the Joint Entities shall pay to Lycos the fully burdened cost under the said license (as allocated to the respective territories of use) incurred by Lycos in maintaining and supporting the [*] license after the date of assignment. The Joint Entities shall have the right to verify such costs as may be charged for [*].

          (g) Nothing in this Section 7.6 shall be construed to require a Party to provide access to databases which have been customized or localized by such Party.

          (h) Without in any manner limiting the obligations otherwise imposed on Lycos, whether by this Agreement or the Lycos License, Lycos agrees that:

              [*]

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              filed separately with the Commission. Confidential
              treatment has been requested with respect to the omitted portions.

      7.7 Territorial Limitation.
          ----------------------

     The term "Territory" as used with respect to the Lycos License, the rights conveyed thereunder, technology and trademarks shall refer to and shall only constitute a limitation on the geographical area where the Business is physically situated or the geographical area where the services of the Joint Entities conducting the Business are intended to be offered as determined on the basis of solicitation, advertising and the location of operations, but shall not constitute a limitation in terms of the access which is allowed or granted to users of such services, it being understood that no access limitation is intended by the use of such term.

      7.8 Contributions to be provided by BIS; Technical Assistance by Lycos.
          ------------------------------------------------------------------

          (a) BIS will endeavor to define and establish ways and means to assist the Joint Entities with marketing, sales and distribution in such manner as will be negotiated, in good faith, during the term of this Agreement.

          (b) Each Joint Entity shall give notice to BIS if the Joint Entity desires to procure any professional services (having a value of DM 10,000 or more in one or a series of related transactions other than network services) which may be provided by Affiliates of BIS such as BAG. If BAG or any of its Affiliates desires to provide to the Joint Entities any professional services to be procured by any of them in the Territory during the Term, the applicable Joint Entity shall negotiate to procure such services from BIS or its Affiliates for a reasonable period of time, taking into consideration the nature and value of the services. If an acceptable agreement is not entered into, then the Joint Entities may negotiate the provision of such service with third parties. Prior to entering into an agreement with a third party to provide such services, the Joint Entities shall give written notice (a "Last Refusal Notice") of such intention to BIS (or the applicable Affiliate). The Last Refusal Notice shall include the proposed price, quality and quantity and all other material matters relating to such service or product. The Last Refusal Notice shall constitute a binding offer by the Joint Entities to procure such service from BIS (or the applicable Affiliate) on the terms set forth in the Last Refusal Notice. Not later than five (5) days after receipt of the Last Refusal Notice, BIS (or the applicable Affiliate) may elect to accept such offer by written notice to the Joint Entities. If BAG (or the applicable Affiliate) fails to accept such offer within the said time frame, the Joint Entities shall have no further obligation under this Section 7.8.

          (c) Each Joint Entity shall give notice to Lycos if the Joint Entity desires to procure any products or services (other than professional services) having a value of DM 10,000 or more in one or a series of related transactions. If Lycos or any of its Affiliates desires to provide to the Joint Entities any products or services to be procured by them in the Territory during the Term, the applicable Joint Entity shall negotiate to procure such services from Lycos or its Affiliates for a reasonable period of time, taking into consideration the nature and value of the services and products. If an acceptable agreement is not entered into, then the Joint Entities may negotiate the provision of such service or product with third parties. Prior to entering into an agreement with a third party to provide such services or products, the Joint Entities shall give written notice (a "Last

Refusal Notice") of such intention to Lycos (or the applicable Affiliate). The Last Refusal Notice shall include the price, quality and quantity and all other material matters relating to such service or product. The Last Refusal Notice shall constitute a binding offer by the Joint Entities to procure such service or product from Lycos (or the applicable Affiliate) on the terms set forth in the Last Refusal Notice. Not later than five (5) days after receipt of the Last Refusal Notice, Lycos (or the applicable Affiliate) may elect to accept such offer by written notice to the Joint Entities. If Lycos (or the applicable Affiliate) fails to accept such offer within the said time frame, the Joint Entities shall have no further obligation under this Section 7.8 with respect to the procurement of the products or services which were the subject of the Last Refused Notice. Lycos and its Affiliates shall, at all times when procuring any services or products on behalf of the Joint Entities within the Territory, solicit the bid of BAG (or its Affiliates) by notice to BIS and award the procurement to BAG (or its Affiliates) if the bid of BAG (or its Affiliates) is equal to or less than any other bid for the same services or products. After May 1, 2000, this Section 7.8(c) shall only apply to: (i) networking costs for Searchservices; (ii) computer hardware in excess of $5,000 for Searchservices; and (iii) marketing/advertising expenses in excess of $100,000 or more in one or a series of related transactions. In the event of any dispute as to the meaning of the phrase "professional services", the services shall be deemed to fall within Section 7.8(c) and Lycos shall provide the service but BIS shall have the same rights to obtain a Last Refusal Notice and accept the same in order to provide the service to Lycos as if the services had been subject to Section 7.8(b) it being understood that otherwise this Section 7.8(c) shall prevail over
Section 7.8(b).

      7.9 Trademarks.
          ----------

          (a) CMU presently owns the trademark and trade name "Lycos" (the "European Marks"). The European Marks have been licensed to Lycos on an exclusive, perpetual basis (subject to limited termination rights). Lycos shall grant to each of the Joint Entities, upon the request of either Party and in accordance with the terms of the Lycos License, the nonexclusive, perpetual right, without royalty, to use the European Marks to market the Business in the Territory. [*].

          (b) In connection with the European Marks, Lycos hereby represents and warrants to each of BIS and the Joint Entities that:

              (i) to Lycos' knowledge, CMU is the sole and exclusive owner of the European Marks in the Territory, free and clear of any claims, liens, charges or encumbrances, and CMU has granted to Lycos the exclusive worldwide right to use such trademarks, subject to CMU's right to use the European Marks for non-commercial purposes and CMU's right to use the URL "http://lycos.cs.cmu.edu" as a home page;

            * Certain information on this page has been omitted and
              filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

              (ii) Lycos has filed an application to register the European Marks with the European Union and Lycos has not received notice that there is any impediment to registration;

              (iii) Lycos has not (and to the best knowledge of Lycos, CMU has not) licensed such European Marks to any other Person in the Territory or in a manner which may interfere with the use thereof by the Joint Entities (except for worldwide non-exclusive licenses to Lycos' licensees) and the license in favor of Focus Online;

              (iv) to the best knowledge of Lycos, there are no restrictions, whether by contract, operation of law, or otherwise, on Lycos's ability to grant to the Joint Entities the right to use the European Marks in the Territory for the Term;

              (v) to the best knowledge of Lycos, the European Marks do not infringe the rights of any third parties in any manner that would have a material adverse effect on the Business, properties, financial position or results of operations of the Joint Entities as contemplated by this Agreement nor, to Lycos's knowledge, does any use by any third party materially infringe upon any of the European Marks, and there are no claims pending or threatened with respect to any such infringement by or against the European Marks; and

              (vi) the right to use the European Marks is not dependent on the rights of any third parties and that the Joint Entities are not required to make any payments to any third parties in respect of the European Marks, except for royalties payable to CMU on revenues derived by Lycos through the use of the European Marks in conjunction with products or services which are not based upon or utilize, wholly or in part, the Technology.

          (c) Lycos owns the trademarks and trade names "a2z" and "Point" (collectively, the "Additional Marks"). Lycos shall grant to the Joint Entities in connection with the terms of the Lycos License the nonexclusive, perpetual right, without royalty, to use the Additional Marks to market the Business in the Territory. [*].

          (d) In connection with the Additional Marks, Lycos hereby represents and warrants to each of BIS and the Joint Entities that:

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              filed separately with the Commission. Confidential
              treatment has been requested with respect to the omitted portions.

              (i) to the knowledge of Lycos, Lycos is the sole and exclusive owner of the Additional Marks in the Territory, free and clear of any claims, liens, charges or encumbrances;

              (ii) Lycos has filed registrations for the Additional Marks with the European Union, and there are no currently pending oppositions thereto;

              (iii) Lycos has not licensed such Additional Marks to any other
                    Person in the Territory or in a manner which may interfere with the use thereof by the Joint Entities (except for worldwide non-exclusive licenses to Lycos' licensees) and the license in favor of Focus Online as in effect on the date hereof;

              (iv) to the best knowledge of Lycos, there are no restrictions, whether by contract, operation of law, or otherwise, on Lycos's ability to grant to the Joint Entities the right to use the Additional Marks in the Territory for the Term;

              (v) to the best knowledge of Lycos, the Additional Marks do not infringe the rights of any third parties in any manner that would have a material adverse effect on the Business, properties, financial position or results of operations of the Joint Entities as contemplated by this Agreement nor, to Lycos's knowledge, does any use by any third party materially infringe upon any of the Additional Marks, and there are no claims pending or threatened with respect to any such infringement by or against the Additional Marks; and

              (vi) the right to use the Additional Marks is not dependent on the rights of any third parties and that the Joint Entities are not required to make any payments to any third parties in respect of the Additional Marks.

          (e) Lycos hereby covenants to take all actions reasonably requested by the Joint Entities to secure protection for the European Marks and the Additional Marks (collectively, the "Marks") provided that: [*].
                                             --------

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              filed separately with the Commission. Confidential
              treatment has been requested with respect to the omitted portions.

          (f) Lycos agrees to indemnify, defend and hold harmless, any Joint Entity, BIS or any Affiliate of BIS (the "Indemnified Parties") from and against any and all damages, liabilities, costs, losses and expenses (including legal costs and reasonable attorneys' fees) arising out of or connected with any claim, demand or action by any Person (other than BIS or any BIS Affiliate) which is inconsistent with any of the warranties, representations or covenants made by Lycos in this Section 7.9 (a "Trademark Claim"). The Indemnified Parties shall give Lycos prompt written notice of any Trademark Claim against any Indemnified Party. Lycos shall give BIS prompt written notice of any Trademark Claims against Lycos. The foregoing shall not apply to countries outside of the European Community or Switzerland and Norway after assignment of the Scandinavian License Agreement.

          (g) Lycos shall have control over the defense of any Trademark Claim, including appeals, negotiations and the right to effect a settlement or compromise thereof, provided that: (i) Lycos may not partially settle any
                    --------
Trademark Claim without the written consent of BIS unless such settlement releases BIS fully; (ii) Lycos shall promptly provide BIS with copies of all pleadings or similar document relating to any Trademark Claim; (iii) Lycos shall consult with the Indemnified Parties with respect to the defense and settlement of any Trademark Claim; and (iv) in any litigation to which an Indemnified Party is a party, such Indemnified Party shall be entitled to be separately represented at its own expense by counsel of its own selection.

          (h) Any amount payable under Section 7.9(f) shall be allocated territorially as agreed between Lycos and BIS within sixty (60) days after the determination thereof. Failing such agreement, the allocation shall be determined by arbitration in accordance with Section 11.2.

          (i) Each Joint Entity may adopt and register additional local trademarks or service marks, provided that any mark used in combination with the
                             --------
European Mark or Additional Mark shall be subject to the prior approval of Lycos.

          (j) The use by any Joint Entity of names, trademarks or logos owned by either Lycos or BIS shall be subject to the prior written approval of the owner of such names, trademarks or logos. The ownership of any trademark or service mark which refers to both "Lycos" and "Bertelsmann" or their respective Affiliates shall be determined in accordance with the agreement of the Parties before any such trademark or service mark is registered.

          (k) Any trademark or service marks which refer to "Lycos" or any Additional Mark shall be the property of Lycos. Any trademark or service marks which refer to "Bertelsmann" or its Affiliates shall be the property of BAG or its Affiliates. Any trademark or service mark which refers to both "Lycos" and "Bertelsmann" or their respective Affiliates shall be determined before registration.

    7.10  Patent Indemnity.
          ----------------

          (a) Lycos agrees to defend (or to cause the Licensor under the applicable Lycos License to defend) any claims or suits brought against the Indemnified Parties, and will indemnify and hold harmless (or cause any such Licensor to indemnify and hold harmless) such Indemnified Party against any award of damages and costs made against any such Indemnified Party by settlement or a final judgment of a court of competent jurisdiction in any suit at law or in equity insofar as, and only to the extent that, the same is based on a claim by any Person (other than BIS or any BIS Affiliate) that the Licensed Software (as defined in the Lycos License) owned and delivered by Lycos or any direct or indirect Lycos subsidiary pursuant to the Lycos License infringes any patent issued by any country within the Territory (a "Patent Infringement Claim"). The Indemnified Parties shall give Lycos prompt written notice of any Patent Infringement Claim against any Indemnified Party. Lycos shall give BIS prompt written notice of any Patent Infringement Claims against Lycos.

          (b) Lycos shall have control over the defense of any Patent Infringement Claim, including appeals, negotiations and the right to effect a settlement or compromise thereof, provided that: (i) Lycos may not partially
                                  --------
settle any Patent Infringement Claim without the written consent of BIS unless such settlement releases BIS fully; (ii) Lycos shall promptly provide BIS with copies of all pleadings or similar document relating to any Patent Infringement Claim; (iii) Lycos shall consult with the Indemnified Parties with respect to the defense and settlement of any Patent Infringement Claim; and (iv) in any litigation to which an Indemnified Party is a party, such Indemnified Party shall be entitled to be separately represented at its own expense by counsel of its own selection.

          (c) Should any licensed product become or, in Lycos's opinion, be likely to become, the subject of any Patent Infringement Claim, Lycos shall, at its sole option and expense, and for purposes of eliminating or mitigating any indemnification obligations hereunder: (a) procure the right (for each Joint Entity which is an authorized licensee thereof) to continue using the licensed product; or (b) replace or modify such Licensed Product so that it becomes non-infringing (provided that the provisions of this Section 7.10 shall apply to any
            --------
such modified Licensed Software).

          (d) Lycos shall have no liability for any Patent Infringement Claim to the extent: (i) such infringement is based upon adherence to specifications, designs or instructions furnished by any Indemnified Party; (ii) such claim is based upon the combination, operation or use of any Licensed Software with products or content owned by any Person other than Lycos; (iii) such claim is based upon the combination by the Indemnified Party of any licensed product or modification of any products or content supplied by any Person other than Lycos; or (iv) such claim is based upon an authorized Indemnified Party's use of a Licensed Software in a manner which is inconsistent with the terms of the Lycos License Agreement and if such infringement would not have occurred except for such use.

          (e) Any amount payable under Section 7.10(a) shall be allocated territorially as agreed between Lycos and BIS within sixty (60) days of the determination thereof. Failing such agreement, the allocation shall be determined by arbitration in accordance with 11.2.

          (f) Costs shall only be allocated to a job or recipient of a benefit in accordance with the use thereof and shall not be allocated in its entirety to multiple parties.

     7.11 Inspection of Books and Records.
          --------------------------------

          (a) During the Term of this Agreement and thereafter, Lycos agrees to keep all usual and proper records and books of account and make all usual and proper entries therein relating to the costs and expenses (including, but not limited to, the Lycos Engineering Costs) for developing, localizing, maintaining and enhancing the licensed products under the Lycos License (including the localized catalogs, database and spiders) and all other products.

          (b) All statements and all other accounts rendered by Lycos to the Joint Entities shall be binding upon the Joint Entities and not be the subject of any objection by the Joint Entities for any reason, unless specific objection, in writing, stating the basis thereof is given to Lycos within one
(1) year following the date Lycos mails such statement or account to the Joint Entities. BIS, on behalf of the Joint Entities, shall have the right to appoint a duly qualified independent chartered or certified public accountant, or its equivalent, in each country of the Territory concerned to examine Lycos's books and records in so far as the same pertain to the costs and expenses payable to Lycos under this Agreement or the Lycos License. Such examination shall take place at Lycos's offices in each country concerned, where such books and records are normally maintained, during normal business hours, on reasonable advance written notice, not more than twice in any calendar year (but only once with respect to any statement rendered hereunder) and at the Joint Entities's sole cost and expense. The Joint Entities shall be entitled to examine records relating to all licensed products under the Lycos License. BIS acknowledges that Lycos's books and records contain confidential trade information and warrants that BIS will not communicate to any third parties, other than the professional advisors of the Joint Entities, any information or facts obtained as a result of such examination of the books and records of Lycos, except in connection with an action, proceeding or claim brought against Lycos or as otherwise provided by or at law. If the examination discloses an overpayment to Lycos (the "overpayment"), Lycos shall pay the amount of such overpayment plus interest from the day such amount was due until the day such amount is received at a rate of interest per annum equal to five percent (5%) above the Prime Rate for each such day.

          (c) If the calculation of any costs or expenses hereunder is determined by a computer-based system, the Joint Entities shall be permitted to examine the machine-sensible data utilized by such system and the related documentation describing such system. Lycos agrees to maintain all books and records for a period of two (2) years after the date of the invoice relating to such books and records.

          (d) All amounts payable to BAG, BIS or Lycos by a Joint Entity under this Agreement or the Lycos License shall be due and payable within thirty days of the date of invoice. If any payment is not received within thirty days of the date of invoice, interest will be imposed on such amount at a rate of interest per annum equal to five percent (5%) above the Prime Rate from the day such amount was due.


                                  ARTICLE VIII

                               Term; Termination
                               -----------------

      8.1 Term.
          ----

     The term of this Agreement shall commence on the date of execution and delivery of this Agreement (the "Effective Date"), subject only to approvals required by the European Commission and/or administrative authorities in the Core Countries. The Agreement shall expire when terminated by mutual agreement or [*].

      8.2 Termination.
          -----------

     The Party which is not in breach of this Agreement shall have the right to terminate this Agreement upon the occurrence of the events set forth below:

          (a) The other Party is in material breach of any material term, condition or covenant of this Agreement and the breaching Party fails to cure such breach within thirty (30) calendar days after the receipt of written notice of such breach; or

          (b) An event of bankruptcy occurs with respect to the other Party.
For purposes of the foregoing, event of bankruptcy with respect to a Party means any of the following circumstances (or the substantial equivalent under applicable law in any other country): (a) the commencement by the Party of a voluntary case under the United States Bankruptcy Code or an equivalent law as applicable to such Party in Europe, (b) the commencement against the Party of an involuntary case under the United States Bankruptcy Code or an equivalent law as applicable to such Party in Europe if the case is not vacated with a ninety calendar days, (c) the entry of a final order by a court of competent jurisdiction finding the Party to be bankrupt or insolvent, ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its general creditors or assuming custody of or appointing a receiver or other custodian for all or a substantial part of its property and such order shall not be vacated or stayed upon appeal or otherwise stayed within ninety calendar days or (d) the Party making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property.

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              filed separately with the Commission. Confidential
              treatment has been requested with respect to the omitted portions.

     Termination under subsection (a) shall be effective upon delivery of notice of the expiration of the cure period and termination under subsection (b) will become effective immediately upon written notice of termination at any time after the occurrence of the event of bankruptcy.

     8.3 Effect of Termination.
         ---------------------

     If, upon termination, the Parties continue to hold joint interests in any Joint Entities, the provisions of Section 9.3 of this Agreement shall apply as if Deadlock Notice had been given (other than with respect to a Cancellation Notice in which case the sale provisions of Section 9.5 of this Agreement shall apply), and the provisions of this Agreement shall remain in force until each of the Joint Entities ceases to be jointly owned. As soon as the Parties cease to hold joint interests in any Joint Entity, this Agreement, with the exception of Sections 7.3, 7.4, 9.3, 9.8, 11.1 and 11.2, shall be terminated.

     8.4 EU Notification/Governmental Approval.
         -------------------------------------

     Promptly upon the execution hereof, the Parties shall inform the Commission of the European Union and/or such administrative authorities in the Territory as may be required under national anti-trust laws, and notify this Agreement under the applicable provisions of EU law and/or national laws and shall make such notification as promptly as practicable following the Effective Date.

                                  ARTICLE IX

                                   Transfers
                                   ---------

     9.1 Limitation on Transfer.
         ----------------------

         (a) Except as expressly permitted in this Article IX, neither Lycos nor BIS shall, without the prior written approval of the other Party (which may be withheld in the sole discretion of such Party), Transfer its interest in any Joint Entity or assign its rights or obligations under this Agreement in any manner whatsoever and any purported Transfer or assignment in contravention of this Section 9.1 shall be void.

         (b) BAG shall provide to Lycos, as of the date hereof, the Guarantee with respect to the financial obligations of BIS under this Agreement.

     9.2 Permitted Transfers and Assignments.
         -----------------------------------

         (a) Notwithstanding Section 9.1, either Party may, at any time upon compliance with Section 9.2(b), Transfer all or part of its interest in any Joint Entity to an Affiliate of such Party or assign its rights and obligations under this Agreement to an Affiliate, without the prior written approval of the other Party. Notwithstanding anything to the contrary contained in this Agreement, the interest of BAG and its Affiliates in any Joint Entity shall be held within an entity which is not the owner of, or a subsidiary of, any Competitor.

          (b) Any Transfer by a Party of an interest in any Joint Entity or assignment of the rights and obligations as permitted by Section 9.2(a) shall be effective only upon the execution and delivery by the transferor of an appropriate irrevocable and unconditional guarantee to continue to be bound by the provisions of this Agreement and the constituent documents of each Joint Entity together with instruments of assumption under which the Affiliate agrees to be bound by this Agreement and the constituent document of each Joint Entity. An assignment or Transfer shall not release the transferor of any of its obligations hereunder or under any constituent document relating to a Joint Entity.

          (c) Either Party may Transfer this Agreement and all of its rights and obligations hereunder to any Party acquiring all or substantially all of the business of such Party whether by merger, sale of assets or otherwise.

      9.3 Separation Rights.
          -----------------

          (a) Upon giving the Deadlock Notice, the interests in the Joint Entities shall be transferred [*] as follows:

              [*]

In the event that the Business with respect to a country is operated by a Joint Entity in another country, the Parties agree that such business will be divested by the Joint Entity and all rights and

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              filed separately with the Commission. Confidential
              treatment has been requested with respect to the omitted portions.

obligations relating to the Business in such country shall be assigned to a newly formed Joint Entity for purposes of effecting the sale provisions contained in this Section 9.3.

          (b) All Joint Entities in which a Party sold an interest pursuant to
Section 9.3(a) above shall [*]. In the event that such Joint Entity cannot at any time legally pay such amount, then it shall be the obligation of the purchasing shareholder to make such payment. If BIS purchases the interest of Lycos in a Joint Entity and thereafter such Joint Entity's business is terminated, then Lycos may conduct business in that country and BIS shall not have any rights with respect to such business. If Lycos purchases the interest of BIS in a Joint Entity and thereafter such Joint Entity's business is terminated, then BIS may conduct business in that country and Lycos shall not have any rights with respect to such business provided that upon the request of BIS, Lycos shall immediately grant a Lycos License with respect to such business without charge or royalty except as otherwise provided in the Lycos License.

          (c) The closing of the purchase and sale of the purchased interests under Section 9.3(b) (the "Divorce Closing") shall take place at the principal offices of the European CEO, at 10:00 A.M. (local time) on the Business Day that is the later to occur of (A) the date that is forty-five (45) Business Days after the date that the Deadlock Notice is delivered and (B) the date that is five (5) Business Days after the date on which all necessary Governmental Bodies shall have given their approval of the purchase and sale of the interests following the Deadlock Notice (or the expiration of all applicable waiting periods if such approval is not necessary), or at such other location, time and date as may be actually agreed by the Parties. Each Party agrees to cooperate with the other Party: (i) to provide such information (subject to any applicable confidentially agreements) as is reasonably necessary to comply with any governmental filing and notification procedures; and (ii) to otherwise assure the closing of such purchase and sale. At the Divorce Closing, each Party shall execute and deliver to the other Party such documents, records, and other instruments of transfer, in form and substance reasonably satisfactory to such Party and its counsel, necessary: (i) to evidence the selling Party's ownership of the interests in such Joint Entities; (ii) to evidence all such necessary approvals of Governmental Bodies (or such expiration of any applicable waiting periods); and (iii) effectively to transfer the interests to the Party purchasing such interests (or any designee or designees of such Party), free and clear of any liens, charges or other encumbrances and the Parties shall deliver the purchase price for each such interest, determined pursuant to Section 9.3, in immediately available funds, to the Party entitled to receive such purchase price, provided that the Parties shall net such purchase prices against one
       --------
another. At the Divorce Closing, the purchasing Party shall cause the selling Party to be released from all guarantees given in respect of the Joint Entity being sold (or if such release is not possible, the purchasing Party shall execute and deliver an indemnity agreement to the selling Party in customary form with respect to such guarantees) and the Joint Entity shall pay and discharge all indebtedness to the selling Party. In the event that any Party fails to deliver or execute at the Divorce Closing any documents, records or other instruments of transfer reasonably requested by the other Party and necessary to evidence an

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              filed separately with the Commission. Confidential
              treatment has been requested with respect to the omitted portions.

interest or effectively to transfer an interest, then such Party shall, upon the Divorce Closing, immediately lose all voting rights and economic benefits associated with such interest and the Party entitled to purchase such interest shall thereafter be deemed to be the sole shareholder of such Joint Entity, provided that the Party entitled to purchase such interest shall establish a
--------
segregated account into which the purchase price for such interest shall be placed, such account to be turned over to the defaulting Party upon delivery of all such documents, records or other instruments of transfer necessary to effectively transfer such interest.

          (d) In the event that either Lycos or BIS suffers a Significant Change in Control (such Party being referred to as the "Affected Party"), then: (i) the Affected Party shall give immediate notice of such event to the other Party:
(ii) if Lycos is the Affected Party, BIS shall have the option (the "Put Option"), exercisable by notice (the "Put Notice") given to Lycos within ninety
(90) days after such notice from Lycos to BIS (or the occurrence of the specified event), to sell to Lycos all (but not less than all) of BIS's interests (the "BIS Interests") in all Joint Entities existing on the date of the Put Notice, subject to the terms and conditions set forth below in this
Section 9.3(d) and in Section 9.7; and (iii) if BIS is the Affected Party, Lycos shall have the option (the "Call Option"), exercisable by notice (the "Call Notice") given to BIS within ninety (90) days after such notice from BIS to Lycos (or the occurrence of the specified event), to purchase from BIS all (but not less than all) of BIS's interests in all Joint Entities existing as of the date of the Call Notice, subject to the terms and conditions set forth below in this Section 9.3(d) and in 9.7. The purchase price for the interests sold hereunder shall be equal to the sum of the BIS Ownership Values for all Joint Entities. The "BIS Ownership Value" of a Joint Entity shall be equal to the [*]. The closing of the purchase and sale of the transactions under this Section 9.3(d) (the "Closing") shall take place at the principal offices of the European CEO, at 10:00 a.m. (local time) on the Business Day that is the later to occur of (A) the date that is thirty (30) Business Days after the date that the Appraisal Report is delivered to the Parties under Section 9.7 and (B) the date that is five (5) Business Days after the date on which all necessary Governmental Bodies shall have given their approval of the purchase and sale of the interests under this Section (or the expiration of all applicable waiting periods if such approval is not necessary), or at such other location, time and date as may be actually agreed by the Parties. Each Party agrees to cooperate with the other Party (1) to provide such information (subject to any applicable confidentially agreements) as is reasonably necessary to comply with any governmental filing and notification procedures and (2) to otherwise assure the closing of such purchase and sale. At the Closing, the seller shall execute and deliver to the purchaser such documents, records, and other instruments of transfer, in form and substance reasonably satisfactory to the purchaser and its counsel, necessary (x) to evidence the interests; (y) to evidence all such necessary approvals of Governmental Bodies (or such expiration of any applicable waiting periods); and (z) effectively to transfer the interests to the purchaser (or any designee or designees of the purchaser), free and clear of any liens, charges or other encumbrances, and the seller shall deliver to the purchaser the price referred to above.

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              filed separately with the Commission. Confidential
              treatment has been requested with respect to the omitted portions.

          (e) In the event BIS purchases any Joint Entity from Lycos, BIS shall have the continuing and perpetual right to require that Lycos develop, maintain and enhance, on a prompt basis, the catalog of such Joint Entity in accordance with the terms of the Lycos License with such Joint Entity, at a cost equal to the fully burdened cost of Lycos.

      9.4 Right of First Refusal.
          ----------------------

          (a) If at any time after [*] (or at any prior date after
which a restraint on sale is no longer enforceable in the jurisdiction of formation of a Joint Entity), either Party (the "Seller") intends to sell, assign or transfer all, but not less than all, of such Party's equity ownership interest in all of the Joint Entities for cash, the Seller shall, prior to any such transfer, give written notice (the "Seller's Notice") of such intention to the other Party (the "Offeree"). The Seller's Notice shall include the name of the proposed transferee, the proposed purchase price for its equity ownership interest in all Joint Entities (the "Offered Interest"), the terms of payment of
                                     ----------------
such purchase price and all other matters relating to such sale and shall be accompanied by a copy of a binding written agreement of the proposed transferee to purchase the Offered Interest from the Seller. The Seller's Notice shall constitute a binding offer by the Seller to sell to the Offeree, or to any Affiliate of the Offeree designated by the Offeree, the Offered Interest at the monetary price designated in the Seller's Notice and as payable as provided in
Section 9.4(b). Not later than sixty (60) days after receipt of the Seller's Notice, the Offeree may elect to purchase the Offered Interest by written notice stating that the Offeree has accepted the offer contained in the Seller's Notice, which notice shall fix a time, location and date for the closing of such purchase, which date shall be not less than fifteen (15) nor more than sixty
(60) days after the delivery of such written notice or, if necessary, five (5) Business Days after the date on which all necessary Governmental Bodies shall have given their approval of the purchase and sale of the Offered Interest (or the expiration of all applicable waiting periods if such approval is not necessary), or on such other date as may be mutually agreed by the Parties.

          (b) The place for the closing of any purchase and sale described in
Section 9.4(a) shall be the principal office of the European CEO or at such other place as the Seller and the Offeree shall agree. At the closing, the Seller shall accept payment on the terms offered by the proposed transferee named in the Seller's Notice, provided that the Offeree shall not be required to
                              --------
meet any non-monetary terms of the proposed transfer, including, without limitation, delivery of other securities in exchange for the Offered Interest proposed to be sold. At the closing, the Seller shall execute and deliver to the Offeree such documents, records, and other instruments of transfer, in form and substance reasonably satisfactory to the Offeree and its counsel, necessary:
(i) to evidence the Seller's ownership of the Offered Interest in such Joint Entity; (ii) to evidence all such necessary approvals of Governmental Bodies (or such expiration of any applicable waiting periods); and (iii) effectively to transfer the Offered Interests to the Offeree, free and clear of any liens, charges or other encumbrances, and the Offeree shall deliver the purchase price for each such Offered Interest, in immediately available funds. At the closing, the Offeree shall cause the Seller to be released from all guarantees given in respect of the Joint Entities (or if such release is not possible, the Offeree shall execute and deliver an indemnity agreement to the Seller in customary form with respect to

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               separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

such guarantees) and the Joint Entities shall pay and discharge all indebtedness to the Seller. In the event that the Seller fails to deliver or execute at the closing any documents, records or other instruments of transfer reasonably requested by the Offeree and necessary to evidence the Offered Interest or effectively to transfer an Offered Interest, then the Seller shall, upon the closing, immediately lose all voting rights and economic benefits associated with such Offered Interest and the Offeree shall thereafter be deemed to be the sole shareholder of all Joint Entities, provided that the Offeree shall
                                        --------
establish a segregated account into which the purchase price for such Offered Interest shall be placed, such account to be turned over to the Seller upon delivery of all such documents, records or other instruments of transfer necessary to effectively transfer such Offered Interest.

          (c) If the Offeree fails to accept the offer contained in the Seller's Notice, then the Seller shall be free to sell all, but not less than all, of the Offered Interest to the designated transferee at a price and on terms no less favorable to the Seller than described in the Seller's Notice, provided that
                                                               --------
such sale is consummated within ninety (90) days after the giving of the Seller's Notice to the Offeree. As a condition precedent to the effectiveness of a transfer pursuant to this Section 9.4(c), the proposed transferee(s) shall agree in writing prior to such transfer to become a party to and bound by the provisions of this Agreement, and shall thereafter be permitted to transfer such Ownership Interest only in accordance with this Agreement.

          (d) Notwithstanding anything to the contrary contained in this Section 9.4, in no event shall BIS or its Affiliates be permitted to transfer its interest in any Joint Entity to any Competitor.

      9.5 Failure Notice; Cancellation Notice.
          -----------------------------------

          (a) Notwithstanding Section 9.1, in the event that, (i) after [*], a Failure Notice has been delivered or (ii) at any time a Cancellation Notice has been delivered, Lycos shall have the option to acquire, within thirty (30) days after receipt of the Failure Notice or the Cancellation Notice, as the case may be, all of BIS's interest in the Joint Entities for a purchase price equal to [*].

          (b) The place for the closing of any purchase and sale described in
Section 9.5(a) shall be the principal office of the European CEO or at such other place as Lycos and BIS shall agree. At the closing, BIS shall accept payment on the terms offered in accordance with Section 9.5. At the closing, BIS shall execute and deliver to Lycos such documents, records, and other instruments of transfer, in form and substance reasonably satisfactory to Lycos and its counsel, necessary: (i) to evidence BIS's ownership of BIS's interest in each Joint Entity; (ii) to evidence all such necessary approvals of Governmental Bodies (or such expiration of any applicable waiting periods); and (iii) effectively to transfer such interests to Lycos, free and clear of any liens, charges or other encumbrances, and Lycos shall deliver the purchase price for each such interest, in immediately available funds. At the closing, Lycos shall cause BIS to be released from all guarantees given in respect of the Joint Entities (or if such release is not possible, Lycos shall

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              filed separately with the Commission. Confidential
              treatment has been requested with respect to the omitted portions.

execute and deliver an indemnity agreement to BIS in customary form with respect to such guarantees) and the Joint Entities shall pay and discharge all indebtedness (to the extent such amount has not been paid as part of the purchase price under Section 9.5(a) above) to BIS, including interest thereon. In the event that BIS fails to deliver or execute at the closing any documents, records or other instruments of transfer reasonably requested by Lycos and necessary to evidence BIS's interest in each Joint Entity or effectively to transfer such interests, then BIS shall, upon the closing, immediately lose all voting rights and economic benefits associated with such interests and Lycos shall thereafter be deemed to be the sole shareholder of all Joint Entities, provided that Lycos shall establish a segregated account into which the purchase
--------
price for such interests shall be placed, such account to be turned over to BIS upon delivery of all such documents, records or other instruments of transfer necessary to effectively transfer such interests.

     9.6 Effect on Constituent Documents.
         -------------------------------

     To the extent that any restriction contained in this Article IX is required to be included in the constituent documents of a Joint Entity or separate agreement as a condition to its enforceability against third parties, the Parties shall cause the constituent documents, to the extent permitted by applicable law, to reflect the intent and spirit of this Article IX. If the law applicable to any Joint Entity does not permit the full scope of the limitations imposed in this Article IX to be reflected in the constituent documents of a Joint Entity or such separate agreement, the Parties shall, for the sole purpose of reflection in the constituent documents of, or agreement in respect of, such Joint Entity, conform the provisions of this Article IX to such applicable law in the most practicable manner possible, and shall enter into one or more separate agreements reflecting the full range of the provisions of this Article IX.

     9.7 Appraised Value.
         ---------------

         (a) For purposes of this Agreement, the term "Appraised Value" for a Joint Entity shall mean the fair market value established by an independent appraiser pursuant to the following procedures:

             (i) during the thirty (30) days following the delivery of a notice requiring valuation, the Parties shall attempt to select an independent appraiser to determine the fair market value of the Joint Entities in existence on the date of such notice. In the event that the Parties are unable to agree on the selection of an independent appraiser, they shall give notice to the International Chamber of Commerce in Paris, France, and request the appointment of an independent appraiser;

             (ii)  the independent appraiser appointed pursuant to this Section
                   9.7 shall, within sixty (60) days after its appointment, deliver to both Parties a written appraisal report (the "Appraisal

                             Report") which sets forth the fair market value of the Joint Entities;

              (iii) the determination of the independent appraiser as set forth in the Appraisal Report shall be final and shall not be subject to appeal or redetermination;

              (iv) for purposes of this Agreement, an independent appraiser shall mean an international investment banking firm which is not at that time rendering services to one of the Parties or any Affiliate of either Party and which has not rendered services to one of the Parties for the preceding two (2) years and which does not have a commitment to render services in the future to one of such Parties or any such Affiliates;

              (v) the fees and expenses incurred by the independent appraiser, as well as the fees and expenses payable to the International Chamber of Commerce, if any, shall be paid equally by the Parties; and

              (vi) the Parties will cooperate with the independent appraiser and provide all information reasonably requested in order to allow such appraiser to prepare the Appraisal Report.

          (b) Except as otherwise set forth in this Agreement, each Party shall remain liable for its existing obligations with respect to each relevant Joint Entity (including, without limitation, any obligations to make funding contributions) until the Divorce Closing, the Put Closing or the Call Closing, as the case may be.

     9.8  Post Closing Rights and Obligations.
          -----------------------------------

          (a) In the event that, as a result of the procedures set forth in this
Section 9.8, a Party does not own any interest in a Joint Entity: (i) the funding obligations imposed on such Party pursuant to this Agreement or any constituent document applicable to such Joint Entity (other than with respect to obligations which have not been paid or are required to be paid) shall be terminated as of the date on which the interest of such Party in the Joint Entity is ended; and (ii) the Party that retains an interest in the Joint Entity shall not be subject to the provisions of Article VI with respect to such country.

          (b) Promptly following the Closing, the Marks and all other trademarks, trade names, service marks and logos (the "Operating Marks") of each Joint Entity shall be treated as follows:

                (i) Lycos shall retain sole ownership of any mark containing any trademark, trade name, service mark or logo of Lycos or its Affiliates;

                (ii) each Joint Entity which is acquired by Lycos shall change its name and cease using Bertelsmann (or any similar name) as part of its name and each Joint Entity which is acquired by BIS shall change its name and cease using Lycos (or any similar name) as part of its name;

                (iii) BIS shall retain sole ownership of any mark containing any trademark, trade name, service mark or logo of BIS or its Affiliates;

                (iv) if BIS acquires the rights of Lycos in any of the Joint Entities, in the event that any Joint Entity uses any Operating Marks which are a combination of any Operating Mark of Lycos together with another Operating Mark which is not the property of Lycos or its Affiliates (such non-Lycos Marks, the "Other Marks"), the Joint Entities (or their successors) shall have the right to continue to use, in perpetuity (on the same basis as the Lycos License), the Operating Marks and Logos as may be necessary to operate the Joint Entities; and

                (v) in the event that prior to the Closing a Joint Entity is using a Mark which does not include a Mark of Lycos, either Party may combine such Mark of the Joint Entity in combination with its name or a name of its Affiliate in perpetuity and each Joint Entity and Party shall execute and deliver such consents and authorizations as may be necessary to implement the foregoing.


                                   ARTICLE X

                        Representations and Warranties
                        ------------------------------

      10.1  Certain Representations and Warranties of BIS.
            ---------------------------------------------

      BIS makes the following representations and warranties for the benefit of Lycos and the Joint Entities, each of which shall survive the execution and delivery of this Agreement:

            (a) Organization and Standing.  BIS is a duly organized and validly
                -------------------------
existing corporation in good standing under the laws of Germany.

            (b) Corporate Action.  BIS has all necessary corporate power and has
                ----------------
taken all corporate action required to authorize the execution and delivery of this Agreement and does not require the consent of any third party which has not been obtained.

      10.2  Certain Representations and Warranties of Lycos.
            -----------------------------------------------

     Lycos makes the following representations and warranties for the benefit of BIS and the Joint Entities, each of which shall survive the execution and delivery of this Agreement:

            (a) Organization and Standing.  Lycos is a duly organized and
                -------------------------
validly existing corporation in good standing under the laws of Delaware.

            (b) Corporate Action.  Lycos has all necessary corporate power and
                ----------------
has taken all corporate action required to authorize the execution and delivery of this Agreement and does not require the consent of any third party which has not been obtained.


                                   ARTICLE XI

                                 Miscellaneous
                                 -------------

      11.1  Confidential Information.
            ------------------------

            (a) At all times following the date hereof, each Party shall keep strictly confidential and not disclose, use, divulge, publish or otherwise reveal, directly or through another Person, (A) any confidential, non-public information of a subsidiary of the other Party which was disclosed pursuant to the License Agreement, or (B) any confidential, non-public information: (i) relating to the business of the other Party and obtained as a result of the preparation and negotiation of this Agreement, the performance by the Parties of their obligations hereunder, or the joint conduct by the Parties of activities pursuant to this Agreement; or (ii) relating to the business of any Joint Entity, in each case including, but not limited to, documents and/or information regarding customers, costs, profits, markets, sales, products, product development, key personnel, pricing policies, operational methods, technology, know-how, technical processes, formulae, or plans for future development of or concerning the other Party or a Joint Entity (collectively, "Confidential Information"), except as may be necessary for the directors, employees or agents of its and its Affiliates to perform their respective obligations under this Agreement or in connection with filings with Governmental Bodies under Section
8.4 hereof or as otherwise required under applicable law, including, in the case of Lycos, the rules and regulations promulgated under the Securities Exchange Act of 1934 provided that neither Party shall make any disclosure required under
            --------
applicable law before providing the other Party with a reasonable opportunity to seek a protective order. Each Party shall cause any Persons receiving information in accordance with the terms hereof to retain it in confidence.
Upon termination of this Agreement, each Party shall either destroy or return to the other all memoranda, notes, records, reports and other documents (including all copies thereof)
relating to the Confidential Information of the other Party and the Joint Entities which such Party may then possess or have under its control (except information owned by a Joint Entity which such Party continues to own after such termination). Notwithstanding the foregoing, the following shall not constitute Confidential Information: (w) information which was already otherwise known to the recipient at the time of its receipt in connection with this Agreement, (x) information which is or becomes freely and generally available to the public through no wrongful act of the recipient, (y) information which is rightfully received by the recipient from a third party legally entitled to disclose such information without breach by the recipient of this Agreement or (z) in connection with legal action initiated by a Party to enforce rights under this Agreement, provided that adequate safeguards (such as protective orders) are
           --------
maintained.

              (b) The Parties agree that each Party (including BAG and its Affiliates, as well as Lycos and its Affiliates) shall retain all customer rights throughout the world to the business conducted by such Party, with the exception of common undertakings of BIS and Lycos which are expressly agreed to in writing prior to such undertaking. Lycos agrees that BIS is not under any obligation to abandon any of its business or to share any customer information (or offer any corporate opportunity) which develops or arises in the course of BIS's business. Except as set forth in this Agreement, BAG shall not be subject to any limitation regarding any business which BAG may conduct and the restrictions on competition applicable to BIS shall not apply to any entity owned by BAG (other than BIS and subsidiaries owned by BIS).

      11.2    Governing Law/Arbitration.
              -------------------------

              (a) This Agreement, and the rights and liabilities of the Parties hereunder, shall be governed by the substantive laws of Switzerland, to the exclusion of its rules of conflict of laws as laid down in the Federal Act on International Private Law, provided, however, that the rules of Chapter 12 of the Federal Act on International Private Law governing international arbitration shall be applicable to any arbitration proceedings under this Agreement.

              (b) Except as otherwise agreed in writing by the Parties, any claims, disputes or disagreements arising under, in connection with or by reason of the relationships contemplated under this Agreement and any subsequent amendment thereof, including, without limitation, all controversies which may arise between the Parties concerning any transaction pursuant to this Agreement, the construction, performance or breach of this Agreement or any accounting hereunder, as well as non-contractual claims, shall be referred to and finally determined by arbitration in accordance with the then applicable ICC Rules, as modified below, by the majority vote of a Tribunal of three (3) arbitrators appointed in accordance with the said rules, all of whom shall be experienced legal practitioners familiar with international joint ventures and licensing, except that in the event of an arbitration involving BIS, Lycos and a Joint Entity, the Parties agree that the Joint Entity shall have no right to appoint an arbitrator. To the extent that such arbitration involves more than just BIS and Lycos as litigants, all three (3) arbitrators shall be appointed by the ICC, unless the Parties agree otherwise.

              (c) Any arbitration proceedings hereunder shall be held in Zurich, Switzerland. All such proceedings and all communications (written or oral) including, without limitation, any evidence submitted to the Arbitral Tribunal, shall be in the English language or shall be accompanied by a certified English translation.

              (d) At the request of a Party, the Tribunal may issue any provisional orders or take all the interim measures it deems necessary. The Tribunal shall have the power to order that neither Party shall take any action inconsistent with the Agreement and shall continue to perform under the Agreement for the time the arbitration procedure is pending.

              (e) The Parties further agree that the ruling and award of the Arbitral Tribunal will be final and binding to the maximum extent allowed by the laws applied to this Agreement and that no right or application or appeal or action for annulment as provided in Article 192, paragraph 2 of the Swiss Federal Act on International Private Law in connection with any question of law arising in the course of the arbitration or otherwise, or with respect to any ruling or award which is made by the Arbitral Tribunal, shall be made.

              (f) This agreement to arbitrate shall be without prejudice to the right of the Parties to seek preliminary injunctive, interim, provisional or any form of provisional equitable relief in any court or any judicial authority which had jurisdiction over the Parties and/or the subject matter of the controversy. Any Party to this Agreement has the right to apply to the Zurich courts for injunctive or other provisional relief and the opposing Party shall not object to the jurisdiction of Zurich.

              (g) The time limits applying to the various stages of the arbitral proceedings according to the ICC Rules are shortened in order to allow an award to be made, whenever reasonably possible, within ten (10) months of the request for Arbitration to the secretariat of the International Court of Arbitration, and within eight (8) months of the transmission of the file to the Chairman of the Tribunal. In particular, any time limits set by the Rules or the International Court of Arbitration respectively, the Secretariat, or the Tribunal may only be extended for extraordinary reasons and only by fifteen (15) days. Further extensions are subject to the mutual consent of the Parties to be reached before the expiration of the time-limit. The file shall be transmitted to the arbitrators as soon as the Secretariat has received claimant's share on the advance on costs and the Defendant's answer to the request, at the latest upon the expiry of the time-limit set to Defendant for the filing of the answer to the request.

      11.3    Press Release.
              -------------

      Except as may be required by law, the execution and content of this Agreement shall be kept in confidence by the Parties until and subject to the publication of a press release relating thereto, the content and timing of which shall be jointly agreed upon.

      11.4    Entire Agreement.
              ----------------

      Except for the agreements specifically referred to in this Agreement, this Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, including the agreement between BIS and Lycos, dated June 10, 1996. No amendment, supplement, modification, waiver or termination of this Agreement shall be implied or be binding unless executed in writing by the Party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall waiver constitute a continuing waiver unless otherwise expressly therein provided.

      11.5    Assignment.
              ----------

      All of the terms and provisions of this Agreement by or for the benefit of the Parties shall be binding upon and inure to the benefit of their successors, and permitted assigns. The rights and obligations provided by this Agreement may not be assigned, except in accordance with Sections 9.2, 9.3 and 9.4.
Except as expressly provided herein, nothing herein is intended to confer upon any Person, other than the Parties and their permitted successors, heirs and permitted assigns as provided herein, any rights or remedies under or by reason of this Agreement.

      11.6    Notices.
              -------

      All notices, requests, demands and other communications hereunder shall be in writing in English and shall be deemed to have been duly given (except as may otherwise be specifically provided herein to the contrary): (i) if delivered by hand to the Party to whom said notice or other communication shall have been directed, upon such receipt; (ii) if mailed by certified or registered mail with postage prepaid, return receipt requested, on the third business day after mailing; or (iii) if transmitted by telefax, on the date of transmission, with such transmittal followed by delivery of a confirmation copy via one of the other methods set out herein. All notices shall be addressed as set forth below or to any other address such Party shall notify to the other Party in accordance with this Section:

              (a)  If to BIS to:
                   ---------

                      Bertelsmann Internet Services GmbH
                      Carl-Bertelsmann Strasse 161E
                      33311 Gutersloh, Germany
                      Attention:  Dr. Thomas Middelhoff
                      Telefax:  011 49 5241 80 60 60
          with a copy to:

               Bertelsmann AG
               Carl-Bertelsmann Strasse 270
               33311 Gutersloh, Germany
               Attention:  Legal Department
               Telefax:  011 49 5241 8066 700

          and:

               Walter, Conston, Alexander & Green, P.C.
               90 Park Avenue
               New York, New York  10016
               Attention:  Aydin S. Caginalp, Esq.
               Telefax:  212-210-9444

          (b)  If to Lycos to:
               -----------

               Lycos, Inc.
               500 Old Connecticut Path
               Framingham, Massachusetts, U.S.A.  01701
               Attention:  President
               Telefax:  508-820-4499

          with a copy to:

               Lycos, Inc.
               500 Old Connecticut Path
               Framingham, Massachusetts, U.S.A.  01701
               Attention:  Chief Financial Officer
               Telefax:  508-820-4499

          and:

               Hutchins, Wheeler & Dittmar
               101 Federal Street
               Boston, Massachusetts  02110
               Attention:  Michael J. Riccio, Jr., Esq.
               Telefax:  617-951-1295

      11.7    Counterparts.
              ------------

      This Agreement may be executed and delivered in one or more counterparts, each of which shall be deemed to be an original, and all of which when taken together shall constitute one and the same instrument and shall become effective when copies hereof, bearing the signatures of each of the Parties, shall have been received by BIS and Lycos.

      11.8    Expenses.
              --------

      The Parties agree that, except as otherwise set forth in this Agreement, each Joint Entity shall pay all of the legal and other fees and expenses relating to its formation, including, without limitation, the filing of certificates and registration fees. Each Party shall pay all of its own legal and other fees and expenses incurred in connection with this Agreement, the transactions contemplated hereby, and the negotiations leading to the same.

      11.9    Further Assurances.
              ------------------

      Each Party shall perform all other acts and execute and deliver all other documents as may be necessary or appropriate to carry out the purposes and intent of this Agreement, as reasonably requested by the other Party.

      11.10   Construction; Captions; Exhibits.
              --------------------------------

              (a) The terms and provisions of this Agreement and the wording used herein shall in all cases be interpreted and construed simply in accordance with their fair meanings and not strictly for or against any Party hereto.

              (b) The captions at the headings of each Article and Section of this Agreement are for convenience of reference only, and are not intended or to be used or applied to describe, interpret, construe, define or limit the scope, extent, intent or operation of this Agreement or of any term or provision hereof.

              (c) All appendixes, exhibits and schedules are hereby incorporated by reference and are part of this Agreement as if expressly set forth at length herein.

      11.11   Severability.
              ------------

      If any provision of this Agreement shall be held to be incomplete, illegal, invalid or unenforceable, or if it becomes necessary to amend the Agreement in order to comply with an administrative or governmental order, the remaining provisions of the Agreement shall stay in force and the unenforceable, void or incomplete provision shall be replaced by a valid provision or amendment reflecting the economic and business objectives of the original Agreement as best as possible, provided however, that if any replacement provision or amendment would lead to a change in the fundamental economic and business terms of this Agreement, each Party shall have the right to terminate this Agreement in accordance with Section 8.1 of this Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and year first above written.


                              BERTELSMANN INTERNET SERVICES GmbH


                         By:
                              -----------------------------


                              LYCOS, INC.


                         By:
                              -----------------------------

                                                                       EXHIBIT C
                                                                       ---------


                                   TERRITORY
                                   ---------

                                    Albania
                                    Austria
                                    Belgium
                                  Byelorussia
                                    Bulgaria
                                     Cyprus
                                 Czech Republic
                              Republic of Slovakia
                                    Estonia
                          Former Yugoslavian Republics
                                     France
                                    Germany
                                   Gibraltar
                                     Greece
                                    Hungary
                              Republic of Ireland
                                     Italy
                                     Latvia
                                 Liechtenstein
                                   Lithuania
                                   Luxembourg
                                     Malta
                                    Moldavia
                                     Monaco
                                  Netherlands
                                     Poland
                                    Portugal
                            Principality of Andorra
                                    Romania
                                     Russia
                                   San Marino
                                     Spain
                                  Switzerland
                                     Turkey
                                    Ukraine
                                 United Kingdom
                                 Vatican (The)